                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          RENAISSANCE SOLUTIONS, INC.,

                           ARTIST ACQUISITION CORP.,

                   INTERNATIONAL SYSTEMS SERVICES CORPORATION

                                      AND

                                O. BRUCE GUPTON

                           AS THE SOLE STOCKHOLDER OF
                   INTERNATIONAL SYSTEMS SERVICES CORPORATION


                               DECEMBER 31, 1996

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

ARTICLE I - THE MERGER............................................  2

       1.1       The Merger.......................................  2
       1.2       The Closing......................................  2
       1.3       Actions at the Closing...........................  2
       1.4       Additional Action................................  3
       1.5       Conversion of Shares.............................  3
       1.6       Exchange of Shares...............................  3
       1.7       Escrow...........................................  4
       1.8       Post Closing Adjustments.........................  4
       1.9       Certificate of Incorporation.....................  6
       1.10      By-laws..........................................  6
       1.11      Directors and Officers...........................  6
       1.12      No Further Rights................................  6
       1.13      Closing of Transfer Books........................  6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE
                 COMPANY STOCKHOLDER..............................  6

       2.1       Organization, Qualification, Corporate Power
                 and Authority....................................  6
       2.2       Capitalization...................................  7
       2.3       Noncontravention.................................  8
       2.4       Subsidiaries.....................................  8
       2.5       Financial Statements.............................  9
       2.6       Absence of Certain Changes....................... 10
       2.7       Undisclosed Liabilities.......................... 10
       2.8       Tax Matters...................................... 10
       2.9       Assets........................................... 12
      2.10       Owned Real Property.............................. 12
      2.11       Intellectual Property............................ 12
      2.12       Real Property Leases............................. 15
      2.13       Contracts........................................ 16
      2.14       Accounts Receivable; Customer Contracts in
                 Progress......................................... 17
      2.15       Powers of Attorney............................... 18
      2.16       Insurance........................................ 18
      2.17       Litigation....................................... 19
      2.18       Product and Service Warranties................... 19
      2.19       Employees and Subcontractors..................... 19


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      2.20       Employee Benefits................................ 20
      2.21       Legal Compliance................................. 22
      2.22       Permits.......................................... 22
      2.23       Certain Business Relationships With Affiliates... 22
      2.24       Books and Records................................ 22
      2.25       Customers and Suppliers.......................... 23
      2.26       Prepayments, Prebilled Invoices and Deposits..... 23
      2.27       Banking Facilities............................... 24
      2.28       Brokers' Fees.................................... 24
      2.29       Company and Company Stockholder Action........... 24
      2.30       Affiliates....................................... 24
      2.31       Disclosure....................................... 24

ARTICLE III - FURTHER REPRESENTATIONS AND WARRANTIES OF THE
                COMPANY STOCKHOLDER............................... 25

       3.1       Ownership of Stock; Authority.................... 25
       3.2       Investment Representations....................... 25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER
                 AND THE TRANSITORY SUBSIDIARY.................... 26

       4.1       Organization..................................... 26
       4.2       Authorization of Transaction..................... 26
       4.3       Noncontravention................................. 27
       4.4       Reports and Financial Statements................. 27
       4.5       Brokers' Fees.................................... 28
       4.6       Disclosure....................................... 28

ARTICLE V - COVENANTS............................................. 28

       5.1       Conduct of Business.............................. 28
       5.3       Delivery of Interim Financial Statements......... 30
       5.4       Communications with Customers and Suppliers...... 30
       5.5       Compliance with Laws............................. 31
       5.6       Continued Truth of Representations and Warranties 31
       5.7       Continuing Obligation to Inform.................. 31
       5.8       Exclusive Dealing................................ 31
       5.9       Reports, Taxes................................... 31
       5.10      Best Efforts to Obtain Satisfaction of Conditions 32
       5.11      Full Access...................................... 32
       5.12      Non-Competition.................................. 32
       5.13      Solicitation and Hiring.......................... 33


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       5.14      Agreements from Certain Affiliates of the Company 33
       5.15      Stock Options.................................... 33
       5.16      Earnings Release................................. 33
       5.17      Removal of Guaranties............................ 34
       5.18      Reorganization under Section 368(a).............. 34
       5.19      Payment of Employee Bonuses...................... 34
       5.20      Termination of LTIP.............................. 34
       5.21      Retention and Non-Competition Agreements......... 34

ARTICLE VI - CONDITIONS TO CLOSING................................ 35
       6.1       Conditions to Obligations of the Buyer and the
                 Transitory Subsidiary............................ 35
       6.2       Conditions to Obligations of the Company and the
                 Company Stockholder.............................. 37

ARTICLE VII - INDEMNIFICATION..................................... 39

       7.1       Indemnification.................................. 39
       7.2       Method of Asserting Claims....................... 41
       7.3       Survival and Limitations......................... 42
       7.4       Allocation of Tax Liabilities.................... 43

ARTICLE VIII - TERMINATION........................................ 44

       8.1       Termination of Agreement......................... 44
       8.2       Effect of Termination............................ 45

ARTICLE IX - DEFINITIONS.......................................... 45

ARTICLE X - GENERAL PROVISIONS.................................... 47

       10.1      Press Releases and Announcements................. 47
       10.2      No Third Party Beneficiaries..................... 47
       10.3      Entire Agreement................................. 47
       10.4      Succession and Assignment........................ 47
       10.5      Counterparts..................................... 47
       10.6      Headings......................................... 48
       10.7      Notices.......................................... 48
       10.8      Governing Law.................................... 49
       10.9      Amendments and Waivers........................... 49
       10.10     Severability..................................... 49
       10.11     Expenses......................................... 49


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       10.12     Specific Performance............................. 49
       10.13     Construction..................................... 50
       10.14     Incorporation of Exhibits and Schedules.......... 50

                             SCHEDULES AND EXHIBITS

Exhibit A    Escrow Agreement
Exhibit B    Certificate of Incorporation of the Surviving Corporation
Exhibit C    Employment Agreement of O. Bruce Gupton
Exhibit D    Registration Rights Agreement
Exhibit E    Opinion of Counsel to the Company
Exhibit F    Affiliate's Agreement
Exhibit G    Form of Retention and Non-Competition Agreement
Exhibit H    Opinion of Counsel to the Buyer

Schedule 1.11  Officers of the Surviving Corporation

Schedule 5.15  Stock Options, Employee Bonuses, LTIP Payments and Retention
                  Payments

Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into as of December 31, 1996 (the "Agreement Date") by and among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), Artist Acquisition Corp., a Connecticut corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), International Systems Services Corporation, a Connecticut corporation (the "Company"), and the undersigned stockholder of the Company (the "Company Stockholder"). The Buyer, the Transitory Subsidiary, the Company and the Company Stockholder are referred to collectively herein as the "Parties."

                             PRELIMINARY STATEMENT
                             ---------------------

     1. The Company is a corporation duly organized and existing under the laws of the State of Connecticut and is authorized to issue 5,000 shares of common stock, no par value per share, of which 1,680 shares are issued and outstanding (the "Company Shares") and owned by the Company Stockholder as of the Agreement Date.

     2. The Transitory Subsidiary is a corporation duly organized and existing under the laws of the State of Connecticut and is authorized to issue 1,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding as of the Agreement Date. The Buyer owns all of the issued and outstanding capital stock of the Transitory Subsidiary.

     3. This Agreement contemplates a merger of the Transitory Subsidiary into the Company in a transaction that will qualify under Section 368 of the Code (as defined below). In such merger, the Company Stockholder will receive capital stock of the Buyer in exchange for the Company Shares.

     4. The Boards of Directors of the Buyer, the Company and the Transitory Subsidiary have approved and adopted this Agreement. The Company Stockholder and the Buyer, in its capacity as the sole shareholder of the Transitory Subsidiary, have approved and adopted this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  Upon and subject to the terms and conditions of this
          ----------
Agreement and pursuant to Section 33-366 of the Connecticut Stock Corporation Act (the "Connecticut Law"), the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file a certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Connecticut Law (the "Certificate of Merger") with the Secretary of State of the State of Connecticut. The Merger shall have the effects set forth in Section 33-369 of the Connecticut Law.

     1.2  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, commencing at 10:00 a.m. local time on December 31, 1996, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

     1.3  Actions at the Closing.  At the Closing:
          ----------------------

          (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 6.1 below;

          (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 6.2 below;

          (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Connecticut the Certificate of Merger;

          (d) the Company Stockholder shall deliver to the Buyer for cancellation a certificate (the "Certificate") evidencing all of the Company Shares (including any Company Shares subject to an escrow or pledge arrangement) duly endorsed in blank or with stock powers duly executed in blank by the Company Stockholder;

          (e) the Buyer shall cause the Transitory Subsidiary to deliver to the Company Stockholder a certificate for the Initial Shares (as defined in Section
1.5 below) in accordance with Section 1.5 below; and

          (f) the Buyer, the Company Stockholder and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow
   ---------
Agent a certificate for the Escrow Shares (as defined in Section 1.5 below) being placed in escrow on the Closing Date pursuant to Section 1.7 below.

          1.4  Additional Action.  The Surviving Corporation may, at any time
               -----------------
after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

          1.5  Conversion of Shares.  At the Effective Time, by virtue of the
               --------------------
Merger and without any action on the part of any Party or the holder of any of the following securities:

          (a) All Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares held in the Company's treasury) shall be converted into and represent the right to receive in the aggregate (subject to the provisions of Section 1.8 below) 1,310,000 shares of common stock, $0.0001 par value per share, of the Buyer ("Buyer Common Stock"). At the Effective Time, (a) the Company Stockholder shall be entitled to receive 90% of the shares of Buyer Common Stock into which his Company Shares will be converted as contemplated by this Section 1.5(a) (the "Initial Shares") and (b) the remaining 10% of the shares of Buyer Common Stock into which the Company Shares will be converted (the "Escrow Shares") shall be deposited in escrow pursuant to
Section 1.7 below and shall be held and disposed of in accordance with the terms of the Escrow Agreement and Section 1.7 below. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

          (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

          (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

          1.6  Exchange of Shares.  On the Closing Date, the Company Stockholder
               ------------------
shall surrender to the Buyer the Certificate held by the Company Stockholder and shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to Section 1.5 above.
Until properly surrendered, the Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Shares issuable to the Company Stockholder pursuant to Section 1.5 above. The Company Stockholder shall not be entitled to receive certificates for the Initial Shares to which he would otherwise be entitled until the Certificate is properly surrendered.

          1.7  Escrow.  On the Closing Date, the Buyer or the Transitory
               ------
Subsidiary shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, for the purpose of (i) securing the indemnification obligations of the Company Stockholder set forth in this Agreement and (ii) securing the post-Closing adjustments set forth in Section 1.8 below. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement and Section 1.8 below.

          1.8  Post Closing Adjustments.  The aggregate number of Merger Shares
               ------------------------
shall be subject to adjustment after the Closing Date as follows:

          (a) Not later than 60 days after the Closing Date, the Buyer shall prepare and deliver to the Company Stockholder a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with United States generally accepted accounting principles ("GAAP"), but shall not be subject to any adjustments applicable solely as a result of the consummation of the Merger on the Closing Date, provided that (i) any Taxes reflected on such Closing Balance Sheet shall be computed in accordance with the principles of Section 7.4 (excluding, for this purpose, any accruals or reserves for "deferred taxes" or similar items that reflect timing differences in the recognition of income or deductions for tax and financial accounting purposes), and (ii) the accrual for Accounting Change Taxes (as defined in Section 7.4(d) hereof) reflected on such Closing Balance Sheet shall not exceed $1,200,000 plus 50% of the amount by which the accrual for Accounting Change Taxes would exceed $1,200,000 if computed without regard to this clause (ii).

          (b) The Closing Balance Sheet shall be accompanied by a statement setting forth the sum, if any, by which the Net Asset Value (as defined below in this Section 1.8(b)) as shown on the Closing Balance Sheet is less than $1,700,000 (such value, the "Net Book Value Adjustment"). For purposes of this Agreement, the "Net Asset Value" shall be equal to the total tangible assets of the Company (which shall include, without limitation, for purposes of this Section 1.8, all accounts receivable and unbilled hours) on the Closing Balance Sheet minus the total liabilities of the Company on the Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by a statement setting forth the calculations showing the basis for the determination of such sums.

          (c) In the event that the Company Stockholder disputes the Closing Balance Sheet or the calculation of the Net Book Value Adjustment, the Company Stockholder shall notify the Buyer in writing (the "Dispute Notice") in detail of the amount, nature and basis of such dispute within 20 calendar days after delivery of the Closing Balance Sheet. In the event of such a dispute, the Buyer and the Company Stockholder shall first use their diligent good faith efforts to resolve such dispute between themselves. If the Buyer and the Company Stockholder are unable to resolve the dispute within 10 calendar days after delivery of the Dispute Notice, the dispute shall be submitted to Ernst & Young LLP (the "Accountants") for resolution. The Accountants shall be required to resolve the dispute within 30 days after submission. The determination of the Accountants as to the resolution of any dispute shall be binding and conclusive upon the Parties. All determinations by the Accountants pursuant to this Section 1.8(c) shall be in writing and shall be delivered to the Parties. Any award made pursuant to this Section 1.8 may be entered in and enforced by any court having jurisdiction thereover.

          (d) The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to Section 1.8(c) above shall be shared equally by the Company Stockholder, on the one hand, and the Buyer, on the other hand.

          (e) Immediately upon the expiration of the 20-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to Section 1.8(c) above, the Parties shall make post-Closing adjustments as set forth in Section 1.8(f) below.

          (f) If a Net Book Value Adjustment exists, the Buyer shall give notice to the Escrow Agent specifying the number of Escrow Shares held by the Escrow Agent (not to exceed the number of Escrow Shares so held by the Escrow Agent) that is equal to the result obtained by dividing the Net Book Value Adjustment by the Buyer Stock Valuation (as defined below in this Section 1.8(f)). The number of shares equal to the quotient computed by such division shall be referred to herein as the "Adjustment Shares." For purposes of this Agreement, "Buyer Stock Valuation" means the average of the closing sale prices of the Buyer Common Stock on the Nasdaq National Market on the 10 trading days immediately preceding the Closing Date. Upon receipt of such notice from the Buyer, the Escrow Agent shall transfer, deliver and assign the Adjustment Shares to the Buyer pursuant to the terms of the Escrow Agreement. Neither the Escrow Agent nor the Company Stockholder shall have any right, title or interest in or to the Adjustment Shares. All remaining Escrow Shares shall remain in escrow subject to the provisions of the Escrow Agreement.

          1.9  Certificate of Incorporation.  The Certificate of Incorporation
               ----------------------------
of the Surviving Corporation shall be amended as of the Effective Time so as to read in its entirety in the form attached hereto as Exhibit B.
                                                    ---------

          1.10 By-laws.  The By-laws of the Surviving Corporation shall be the
               -------
same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to International Systems Services Corporation.

          1.11 Directors and Officers.  The directors of the Transitory
               ----------------------
Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Surviving Corporation after the Effective Time shall be as set forth on Schedule 1.11 attached hereto.

          1.12 No Further Rights.  From and after the Effective Time, no Company
               -----------------
Shares shall be deemed to be outstanding, and holders of certificates formerly representing Company Shares shall cease to have any rights with respect thereto except as provided herein or by law.

          1.13 Closing of Transfer Books.  At the Effective Time, the stock
               -------------------------
transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates formerly representing Company Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to Section 1.7.


                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF THE
                              COMPANY STOCKHOLDER

          The Company Stockholder represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Company Stockholder and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this
Article II.

          2.1  Organization, Qualification, Corporate Power and Authority.
               ----------------------------------------------------------

          (a) The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Connecticut.

The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, each of which jurisdiction is set forth in Section 2.1 of the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the Agreement Date. The Company has at all times complied with, and is not in default under or in violation of, any provision of its Certificate of Incorporation and By-laws.

          (b) The Company has all requisite power and authority to execute and deliver the Fundamental Agreements (as defined below in this Section 2.1(b)) and to perform its obligations under the Fundamental Agreements. The Fundamental Agreements have each been (or in the case of the Escrow Agreement, shall be when delivered) duly and validly (i) executed and delivered by the Company and (ii) authorized by all necessary corporate action on the part of the Company. Each Fundamental Agreement constitutes (or, in the case of the Escrow Agreement, shall constitute) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. For purposes of this Agreement, as to each Company Stockholder, the term "Fundamental Agreements" means this Agreement, the Escrow Agreement, the Employment Agreement in the form attached hereto as Exhibit C between the Company and the Company Stockholder,
                   ---------
and the Registration Rights Agreement in the form attached hereto as Exhibit D.
                                                                     ---------

          2.2  Capitalization.
               --------------

          (a) The authorized capital stock of the Company consists of 5,000 shares of common stock, no par value per share, of which 1,680 shares are issued and outstanding and held by the Company Stockholder. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933 (the "Securities Act"), of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

          (b)  The authorized capital stock of International Systems Services
(UK) Ltd. ("ISS (UK)") consists of 1,000 shares of common stock, no par value per share, all of which shares are issued and outstanding (the "ISS (UK) Shares") and held by the Company Stockholder. All of the issued and outstanding ISS (UK) Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which ISS (UK) is a party or which are binding upon ISS (UK) providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to ISS (UK). There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act or any securities laws of the United Kingdom, of any ISS (UK) Shares. All of the issued and outstanding ISS
(UK) Shares were issued in compliance with applicable securities laws.

          2.3  Noncontravention.  Subject to compliance with (a) the applicable
               ----------------
requirements of the Securities Act, (b) any applicable state securities laws, and (c) the Connecticut Law, neither the execution and delivery by the Company or the Company Stockholder of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (ii) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets is subject, (iv) result in the imposition of any Security Interest upon any assets of the Company, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

          2.4  Subsidiaries.   Section 2.4 of the Disclosure Schedule sets forth
               ------------
a list of each corporation, partnership, limited liability company or other form of business association (a "Business Entity") with respect to which the Company, directly or indirectly, owns or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others authorized to manage or direct the affairs of such Business Entity (each such Business Entity being hereinafter referred to as a "Subsidiary"). Section 2.4 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

          2.5  Financial Statements.  The Company has previously furnished to
               --------------------
the Buyer complete and accurate copies, all of which are included in Section 2.5 of the Disclosure Schedule, of its (a) audited balance sheets and related statements of income, retained earnings, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995, together with the reports thereon by Price Waterhouse, LLP, independent auditors for the Company, and (b) unaudited balance sheet (the "Most Recent Balance Sheet") and related statement of income for the eleven months ended November 30, 1996 (the "Balance Sheet Date"). The foregoing financial statements (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and are consistent with the books and records of the Company.

          2.6  Absence of Certain Changes.  Since the Balance Sheet Date, (a)
               --------------------------
there has not been any material adverse change in the assets, financial condition or results of operations of the Company, nor has there occurred any event or development that could reasonably be foreseen to result in such a material adverse change in the future, (b) there has not been any material adverse change in the business or future prospects of the Company, nor has there occurred any event or development that could reasonably be foreseen to result in such a material adverse change in the future, and (c) the Company has not taken any of the actions set forth in subsections (a) through (u) of Section 5.2 below.

          2.7  Undisclosed Liabilities.  The Company has no liability (whether
               -----------------------
known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company's Most Recent Balance Sheet, a copy of which is included in
Section 2.7 of the Disclosure Schedule, (b) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, and (c) contractual liabilities incurred in the Ordinary Course of Business of the Company that are not required to be reflected on the Most Recent Balance Sheet and that are not in the aggregate material.

          2.8  Tax Matters.
               -----------

          (a) The Company has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all respects. The Company has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The accruals and reserves for Taxes set forth on the Most Recent Balance Sheet are sufficient to pay all unpaid Taxes of the Company (excluding, for this purpose, any accruals or reserves for "deferred taxes" or similar items that reflect timing differences in the recognition of income or deductions for tax and financial accounting purposes) attributable to all periods ended on or before the date of the Most Recent Balance Sheet, and all Taxes attributable to the period from and after the Balance Sheet Date and continuing through the Closing Date are attributable to the operation of the Company in the Ordinary Course of Business of the Company. Except as set forth in Section 2.8(a) of the Disclosure Schedule, the Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated or combined group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Section 2.8, the Taxes attributable to a particular period shall be determined in accordance with
Section 7.4
hereof with the Closing Balance Sheet to reflect only Taxes allocated to periods ending on or before the Closing Date as determined pursuant to the principles of
Section 7.4. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1993. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through December 31, 1990. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Company Stockholder, threatened or contemplated.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") and none of the assets of the Company are "subsection (f) assets" as defined in
Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement or any Tax indemnity agreement. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. The Company has not ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code and has never filed Tax Returns on a combined or consolidated basis with any other Business Entity in any jurisdiction. The Company has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise (other than as a result of the transactions contemplated hereby). The Company has not participated in, nor will participate in, an international boycott within the meaning of Section 999 of the Code.

          (d) The Company made a valid election under Section 1362 of the Code to be treated as an "S corporation" as defined in Section 1361(a) of the Code and the Company Stockholder (and any other person who owned Company Shares on the date of such election) validly consented to such election in accordance with
Section 1362(a)(2) of the Code. Such "S corporation" election became effective on August 23, 1988 for the Company. This election has remained in effect since that date, without revocation, cessation or termination, and the Company has not been at any time a "C corporation" as defined in Section 1361(a)(2) of the Code for federal income tax purposes and does not hold the assets of any "predecessor corporation" within the meaning of Treasury Regulation Section 1.1374-1(e).

               (e) The Company uses the cash method of accounting for all income Tax purposes.

          2.9  Assets.
               ------

          (a) The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, in the aggregate, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

          (b) No asset of the Company (tangible or intangible) is subject to any Security Interest.

          (c) Section 2.9(c) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all items of tangible personal property, including without limitation purchased and capitalized software, owned by the Company as of the Agreement Date, or not owned by the Company but in the possession of or used in the business of the Company (the "Personal Property"), other than individual assets with a book value of less than $5,000; and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company and the circumstances under which such Property is used. Each item of Personal Property not owned by the Company is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged.

          2.10 Owned Real Property.  The Company does not own, nor has it ever
               -------------------
owned, any real property.

          2.11 Intellectual Property.
               ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below in this Section 2.11) used in the operation of its business or necessary for the operation of its businesses as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the Company at any time during the period covered by the Financial Statements will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Company and the Company Stockholder, and except as set forth in Section 2.11(a) of the Disclosure Schedule, no other person or Business Entity has any rights to any of the Intellectual Property owned or used by the Company, and no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
(iii) copy rights and registrations and applications for registration thereof,
(iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) other proprietary rights relating to any of the foregoing, and (vii) copies and tangible embodiments thereof.

          (b) None of the activities or business conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company and the Company Stockholder, there is no basis for any such complaint, claim or notice.

          (c) Section 2.11(c) of the Disclosure Schedule identifies each (i) patent or registration that has been issued to the Company with respect to any of its Intellectual Property, (ii) pending patent application or application for registration that the Company has made with respect to any of its Intellectual Property, and (iii) license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has specifically identified and made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 2.11(c) of the Disclosure Schedule, with respect to each item of Intellectual Property that the Company owns:

          (A) subject to such rights as have been granted by the Company under license agreements entered into in the Ordinary Course of Business of the Company, the Company possesses all right, title and interest in and to such item;

          (B) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (C) the Company has not agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

          (d) Section 2.11(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company at any time during the period covered by the Financial Statements that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property, all of which are listed on Section 2.11(d) of the Disclosure Schedule. Except as set forth in Section 2.11(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

          (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (iii) neither the Company nor, to the knowledge of the Company and the Company Stockholder, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction;

          (v) the Company has not agreed to indemnify any person or Business Entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

          (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

The quantities of each type of inventory are not excessive in the present circumstances of the Company.

          2.12 Real Property Leases.  Section 2.12 of the Disclosure Schedule
               --------------------
lists and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in
Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) neither the Company nor, to the knowledge of the Company and the Company Stockholder, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (g) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company.

          2.13 Contracts.
               ---------

          (a) Section 2.13 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company is a party:

          (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

          (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $10,000, or (iii) in which the Company has granted "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (iii) any written arrangement establishing a partnership or joint venture;

          (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (v) any written arrangement concerning confidentiality, non-solicitation or non-competition (other than the Company's standard form of confidentiality, non-solicitation and non-competition agreement with its employees, a copy of which has been provided to the Buyer;

          (vi) any written arrangement involving the Company Stockholder or his Affiliates (for the purposes of this Agreement, "Affiliate" shall mean (A) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual and (ii) his or her spouse and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (B) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity);

          (vii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company; and

          (viii) any other written arrangement (or group of related written arrangements) either involving more than $25,000 or not entered into in the Ordinary Course of Business of the Company.

          (b) Section 2.13 of the Disclosure Schedule accurately discloses as to each arrangement or agreement for the sale or license of products or the performance of services disclosed therein (the "Customer Contracts") (i) the project name; (ii) the customer name; (iii) whether or not the contract amount is fixed (which shall include, for purposes of this Agreement, a Customer Contract for the provision of services on a "time and materials not to exceed" basis) or may be varied based upon services performed; (iv) if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount; (v) if the contract amount is not fixed, the estimated contract amount most recently communicated to the customer; (vi) the work completed and total costs incurred to date thereunder; (vii) the total billings to date under such Customer Contract;
(viii) the estimated completion dates therefor; and (ix) whether or not the Company or the Company Stockholder has any reason to believe that the Company's profit margin with respect to such Customer Contract might be less than it has customarily achieved in the past for similar contracts.

          (c) The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company and the Company Stockholder, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modifica tion, or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.13 of the Disclosure Schedule under the terms of this
Section 2.13. The Company is not restricted by any arrangement from carrying on its business anywhere in the world.

          2.14 Accounts Receivable; Customer Contracts in Progress.  All
               ---------------------------------------------------
accounts receivable of the Company reflected on (i) the Most Recent Balance Sheet (net of the applicable reserve for bad debts and sales returns shown on the Most Recent Balance Sheet) and (ii) the financial or accounting records of the Company that have arisen since September 30, 1996 (collectively, the "Accounts Receivable") are valid receivables of the Company subject to no setoffs or counterclaims and are current and collectible within 120 days after the invoice date. Section 2.14 of the Disclosure Schedule sets forth a complete list of the Accounts Receivable, including the aging thereof as of the Agreement Date. As to each Customer Contract in progress as of the Agreement Date for which the Company does not bill solely on the basis of hourly rates and exact expenses, Section 2.14 of the Disclosure Schedule sets forth as of the Agreement Date the costs incurred by the Company under such contract, the Company's reasonable estimate of the costs to complete each such contract, the revenues received and revenues recognized by the Company under such contract, and the Company's reasonable estimate of the revenues to be received and to be recognized through completion of such contract.

          2.15 Powers of Attorney.  There are no outstanding powers of attorney
               ------------------
executed on behalf of the Company.

          2.16 Insurance.  Section 2.16 of the Disclosure Schedule sets forth
               ---------
the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

               (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

               (b) the policy number and the period of coverage;

               (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Except as set forth in Section 2.16 of the Disclosure Schedule, (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Section 2.16 of the Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since January 1, 1993 and describes the nature and status of each such claim. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

          2.17 Litigation.  Except as identified and described in Section 2.17
               ----------
of the Disclosure Schedule, (a) there is no action, suit, proceeding or investigation to which the Company is a party (either as a plaintiff or defendant) pending or, to the knowledge of the Company and the Company Stockholder, threatened before any court, Governmental Entity or arbitrator, and to the knowledge of the Company and the Company Stockholder, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Company nor, to the knowledge of the Company and the Company Stockholder, any officer, director or employee of the Company has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Company; and (c) no order, judgment or decree of any court or Governmental Entity exists that enjoins or requires the Company to take any action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.17 of the Disclosure Schedule, individually or collectively, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

          2.18 Product and Service Warranties.  No product or service
               ------------------------------
manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty, right of return or other indemnity other than (a) the Company's applicable standard terms and conditions of sale or lease that are set forth in Section 2.18 of the Disclosure Schedule and (b) manufacturers' pass-through warranties. Section 2.18 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements. To the knowledge of the Company and the Company Stockholder, such expenses should not significantly increase as a percentage of sales in the future.

          2.19 Employees and Subcontractors.
               ----------------------------

          (a) Section 2.19(a) of the Disclosure Schedule contains a list of (i) all employees of the Company (the "Employees"), along with the position, date of hire, annual rate of compensation (or, with respect to Employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation) and estimated or target annual incentive compensation of each such Employee, (ii) all employment contracts or agreements relating to employment, which are not terminable by the Company without penalty upon less than 30 days notice, and (iii) all Employees who have executed confidentiality, non-competition or non-solicitation agreements. None of the Employees are a party to any collective bargaining agreement. The Company has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to the Employees.

          (b) Section 2.19(b) of the Disclosure Schedule sets forth (i) a list of all subcontractors currently performing services or under contract to perform future services for the Company and (ii) the start date, type of services to be provided, estimated completion date and hourly or per diem pay rate of such subcontractors.

          (c) To the knowledge of the Company and the Company Stockholder, no key employee or group of employees employed by the Company has any plans to terminate employment with the Company.

     2.20 Employee Benefits.
          -----------------

          (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below in this Section 2.20(a)) maintained, or contributed to, by the Company, or any ERISA Affiliate (as defined below in this Section 2.20(a)). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which at any time after December 31, 1989 included the Company. Complete and accurate copies of (i) all Employee Benefit Plans that have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, and (v) all qualification letters issued by the Internal Revenue Service with respect to every Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms, and each of the Company and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in form and operation with the currently applicable provisions of ERISA, the Code and other applicable federal and state laws and the regulations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code is so qualified. Nothing has occurred that could reasonably be expected to cause a loss of such qualification and no loss of qualification has been threatened.

          (b) There are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan other than routine claims for benefits.

          (c) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I or ERISA, or Title IV of ERISA. Except as set forth in Section 2.20(c) of the Disclosure Schedule, at no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any of its Affiliates or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code. No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred. No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan and any Employee Benefit Plan may be terminated without liability to the Company or the Buyer, except for benefits accrued through the date of termination. No former employees participate in any welfare benefit plans listed in Section 2.20(a) of the Disclosure Schedule. No Employee Benefit Plan includes in its assets any securities issued by the Company. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

          (d) Section 2.20(d) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by
Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          2.21 Legal Compliance.  The Company and the conduct and operations of
               ----------------
its business are and have been in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business.

          2.22 Permits.  Section 2.22 of the Disclosure Schedule sets forth a
               -------
list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the knowledge of the Company and the Company Stockholder, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth in Section 2.22 of the Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

          2.23 Certain Business Relationships With Affiliates.   No Company
               ----------------------------------------------
Stockholder or any Affiliate of any Company Stockholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) is a party to any contract or other arrangement, written or verbal, with the Company, or (d) owes any money to the Company or is owed any money by the Company (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions"). Section 2.23 of the Disclosure Schedule summarizes any Related Party Transactions.

          2.24 Books and Records.  The minute books and other similar records of
               -----------------
the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

          2.25 Customers and Suppliers.  No unfilled customer order or
               -----------------------
commitment obligating the Company to process, manufacture, license or deliver products or perform services will, upon completion of the entire order or commitment, result in a loss to the Company. No material customer of the Company has indicated within the past year that it will stop, or decrease the rate of, buying materials, products or services from the Company. Section 2.25 of the Disclosure Schedule identifies (a) all customers of the Company during
(i) the last full fiscal year and (ii) the first nine month of 1996, respectively, the amount of revenues accounted for by such customer during each such period, and the responsible account principal in charge of the customer engagement and (b) each supplier that is the sole supplier of any significant product, component or service used by the Company. Except as set forth in
Section 2.25 of the Disclosure Schedule, the Company has good customer relations and none of the customers of the Company has notified the Company that it intends to discontinue its relationship with the Company.

          2.26 Prepayments, Prebilled Invoices and Deposits.
               --------------------------------------------

          (a) Section 2.26(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company as of the Agreement Date from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practice of the Company.

          (b) Section 2.26(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company as of the Agreement Date for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practices of the Company.

          2.27 Banking Facilities.  Section 2.27 of the Disclosure Schedule
               ------------------
identifies:

          (a) Each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

          (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) or each such person with respect thereto.

          2.28 Brokers' Fees.  Neither the Company nor any of the Company
               -------------
Stockholder has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          2.29 Company and Company Stockholder Action.  The Board of Directors
               --------------------------------------
of the Company has by unanimous written action (a) determined that the Merger is fair and in the best interests of the Company and the Company Stockholder and
(b) adopted this Agreement in accordance with the provisions of the Connecticut Law. The Company Stockholder has by unanimous written action adopted and approved this Agreement and the Merger.

          2.30 Affiliates.  There are no Affiliates of the Company other than
               ----------
the Company Stockholder.

          2.31 Disclosure.  No representation or warranty by the Company or any
               ----------
of the Company Stockholder contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company or the Company Stockholder pursuant to this Agreement, and no other statement made by the Company, the Company Stockholder or any of their representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company and the Company Stockholder have disclosed to the Buyer all material information relating to the business of the Company or the transactions contemplated by this Agreement.

                                  ARTICLE III

                     FURTHER REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY STOCKHOLDER

          The Company Stockholder represents and warrants to the Buyer as follows:

          3.1  Ownership of Stock; Authority.
               -----------------------------

          (a) He has good and marketable title, free and clear of any and all Security Interests, to all of the Company Shares. He has the full right, power and authority to deliver to the Buyer or the Transitory Subsidiary at the Closing the Company Shares and, upon consummation of the Merger, the Company Shares shall be free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

          (b) He has all requisite power and authority to execute and deliver the Fundamental Agreements and to perform his obligations under the Fundamental Agreements. The Fundamental Agreements have each been (or in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by him, and each constitutes (or, in the case of the Escrow Agreement, shall constitute) a valid and binding obligation of him or her, enforceable against him in accordance with its terms.

          (c) Neither the execution and delivery of any or all of the Fundamental Agreements by him, nor the consummation by him of the transactions contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which he is a party or by which he is bound, (ii) result in the imposition of any Security Interest upon the Company Shares owned by him, or
(iii) violate any order, writ, injunction or decree applicable to him or to the Company Shares.

          3.2  Investment Representations.
               --------------------------

          (a) He is acquiring the Merger Shares to be issued to him for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Merger Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) He has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in the

Agreement, as is necessary to evaluate the merits and risks of his investment in the Buyer.

          (c) He has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Merger Shares to be issued to him and to make an informed investment decision with respect to such investment.

          (d) He understands that the Merger Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Merger Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (e) A legend substantially in the following form will be placed on the certificate representing the Merger Shares to be issued to him:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

          Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company Stockholder as follows:

          4.1  Organization.  Each of the Buyer and the Transitory Subsidiary is
               ------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          4.2  Authorization of Transaction.  Each of the Buyer and the
               ----------------------------
Transitory Subsidiary (in the case of agreements to which the Transitory Subsidiary is a party) has all requisite power and authority to execute and deliver the Fundamental Agreements and to perform its obligations under the Fundamental Agreements. The execution and delivery of the Fundamental Agreements by each of the Buyer and the Transitory Subsidiary (in the case of agreements to which the Transitory Subsidiary is a party) and the performance of the Fundamental Agreements and the consummation of the transactions contemplated thereby by each of the Buyer and the Transitory Subsidiary has been (or, in the case of the Escrow Agreement, shall be when delivered) duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary (in the case of agreements to which the Transitory Subsidiary is a party). The Fundamental Agreements have been (or, in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by the Buyer and the Transitory Subsidiary (in the case of agreements to which the Transitory Subsidiary is a party) and constitute valid and binding obligations of the Buyer and the Transitory Subsidiary (in the case of agreements to which the Transitory Subsidiary is a party), enforceable against each of them in accordance with their terms.

          4.3  Noncontravention.  Subject to compliance with (a) the applicable
               ----------------
requirements of the Securities Act, (b) any applicable state securities laws and
(c) Connecticut Law, the execution and delivery of the Fundamental Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated thereby will not (i) conflict with or violate any provision of the charter or By-laws of the Buyer, (ii) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

          4.4  Reports and Financial Statements.  The Buyer has previously
               --------------------------------
furnished to each of the Company Stockholder complete and accurate copies, as amended or supplemented, of the Buyer's (a) Registration Statement on Form S-3 (File No. 333-14923) and (b) all reports filed by the Buyer with the United States Securities and Exchange Commission (the "SEC") under Section 13 or 15 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") since December 31, 1995 (such materials, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

          4.5  Brokers' Fees.   Except as to fees or commissions payable by the
               -------------
Buyer to Hambrecht & Quist LLC, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          4.6  Disclosure.  No representation or warranty by the Buyer contained
               ----------
in this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE V

                                   COVENANTS

          From and after the Agreement Date and until (i) the Closing Date (as to Sections 5.1 through 5.12 inclusive) or (ii) the date specified in the respective Section (as to Sections 5.13 and 5.14):

          5.1  Conduct of Business.  The Company shall carry on its business
               -------------------
diligently and substantially in the same manner as before the Agreement Date and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, except as agreed to in writing by the Buyer. All of the property of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

           5.2 Absence of Material Changes.  Without the prior written consent
               ---------------------------
of the Buyer, the Company shall not:

               (a) take any action to amend its charter documents or bylaws;

               (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

               (c) incur any obligation or liability (absolute or contingent), except (i) current liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business of the Company and (ii) borrowings for the purpose of making, and in an amount not to exceed, the Permitted Bonus (as defined below);

               (d) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock, except for a year-end bonus to the Company Stockholder in an amount not to exceed $2,000,000 (the "Permitted Bonus");

               (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of its assets or properties;

               (f) sell, assign, or transfer any of its assets, except in the Ordinary Course of Business of the Company;

               (g) cancel any debts or claims, except in the Ordinary Course of Business of the Company;

               (h) merge or consolidate with or into any Business Entity other than the Transitory Subsidiary;

               (i) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for payment of the Permitted Bonus and accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

               (j) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

               (k) waive any rights of material value;

               (l) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

               (m) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

               (n) fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, and (iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it;

               (o) fail to operate its business and maintain its books, accounts and records in the customary manner and in the Ordinary Course of Business of the Company and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

               (p) enter into any lease, contract, agreement or understanding, other than in the Ordinary Course of Business of the Company;

               (q) incur any capital expenditure in excess of $10,000 in an instance or $50,000 in the aggregate;

               (r) engage any new employee for a salary in excess of $200,000 per annum;

               (s) materially alter the terms, status or funding condition of any Employee Benefit Plan;

               (t) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

               (u) commit or agree to do any of the foregoing in the future.

          5.3  Delivery of Interim Financial Statements.  As promptly as
               ----------------------------------------
possible following the last day of each month after the Agreement Date until the Closing Date, and in any event within 20 days after the end of each such month, the Company Stockholder shall deliver to the Buyer the balance sheet of the Company and the related statements of income, shareholders' equity, retained earnings and cash flows for the one-month period then ended, all certified by the chief financial officer of the Company to the effect that such interim financial statements are prepared in accordance with GAAP on a basis consistent with the Financial Statements and fairly present the financial condition of the Company as of the date thereof and for the period covered thereby (collectively, the "Interim Financial Statements").

           5.4 Communications with Customers and Suppliers.
               -------------------------------------------

               (a) Unless instructed otherwise by the Buyer in writing, the Company will continue to accept customer orders in the Ordinary Course of Business of the Company for all products and services offered by the Company, whether expected to be shipped before or after the Closing Date.

               (b) The Parties will cooperate in communications with the Company's suppliers and customers in connection with the transfer of the Company Shares to the Buyer on the Closing Date.

          5.5  Compliance with Laws.  The Company will comply with all laws and
               --------------------
regulations that are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

          5.6  Continued Truth of Representations and Warranties.  Neither the
               -------------------------------------------------
Company Stockholder nor the Company will take any actions that would result in any of the representations or warranties set forth in Articles II and III above being untrue.

          5.7  Continuing Obligation to Inform.  From time to time prior to the
               -------------------------------
Closing, the Company Stockholder will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the Agreement Date that would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete at any time after the Agreement Date until the Closing Date; provided, that such supplemental information shall not constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

          5.8  Exclusive Dealing.  Until the earlier of the Closing or the
               -----------------
termination of this Agreement pursuant to Section 8.1 hereof, neither the Company Stockholder nor the Company will, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person or Business Entity relating to an acquisition or purchase of all or any material portion of the assets of or an equity interest in the Company or any merger, consolidation or business combination with the Company, or (b) participate in any discussions or negotiations regarding, or furnish to any other person or Business Entity, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company Stockholder and the Company shall promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company or any of the Company Stockholder.

          5.9  Reports, Taxes.  The Company will duly and timely file all
               --------------
reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign Taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

          5.10 Best Efforts to Obtain Satisfaction of Conditions.   The
               -------------------------------------------------
Parties shall use their best efforts, to the extent commercially reasonable, to obtain the satisfaction of the conditions specified in this Agreement.

          5.11 Full Access.  The Company shall permit representatives of the
               -----------
Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company. The officers and management of the Company shall cooperate fully with the Buyer's representatives and agents and shall make themselves available to the extent necessary to complete the due diligence process and the Closing. The Company shall, at the request of the Buyer, introduce the Buyer to the Company's principal suppliers, customers and employees to facilitate discussions between such persons and the Buyer in regard to the conduct of the business of the Company following the Closing.

          5.12 Non-Competition.
               ---------------

               (a) For a period of four years after the Closing Date, neither the Company Stockholder nor any Affiliate of the Company Stockholder shall, directly or indirectly, except as an officer or employee of the Company or the Buyer, (i) develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company on or prior to the Closing Date, or
(ii) engage in any business competitive with the business of the Company as conducted on the Agreement Date or on the Closing Date, in the United States or any other country in which the Company conducted its business during the three years prior to the Closing Date; provided, however, that nothing herein shall prohibit the Company Stockholder from holding up to 3% of the publicly-traded securities of any corporation.

               (b) The Parties agree that the duration and geographic scope of the non-competition provision set forth in this Section 5.12 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

               (c) The Company Stockholder agrees that damages are an inadequate remedy for any breach of this Section 5.12 or Section 5.13 below and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Section 5.12 or Section 5.13 below. The agreements of the Company Stockholder set forth in this Section 5.12 and Section 5.13 below are in addition to, and in no way in limitation of, his agreements set forth in Sections 6.1 and 6.2 of the Employment Agreement entered into between him and the Company on the Agreement Date (in the form set forth in Exhibits C to this
                                                            ----------
Agreement).

          5.13 Solicitation and Hiring.  For a period of four years after the
               -----------------------
Closing Date, the Company Stockholder shall not, and shall cause his Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any person employed by the Company on the Agreement Date or any time thereafter to terminate his or her employment with the Company or the Buyer or any Affiliate of the Buyer or (b) hire or attempt to hire any person employed by the Company on the Agreement Date or any time thereafter.

          5.14 Agreements from Certain Affiliates of the Company.  In order to
               -------------------------------------------------
help to ensure that the Merger will be accounted for as a "Pooling of Interests," that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company Stockholder shall execute and deliver to the Buyer, on or before the Agreement Date, a written agreement substantially in the form attached hereto as

Exhibit F (the "Affiliate Agreement").  The Company Stockholder agrees not to
---------
take any action, or cause or permit the Company or any of his Affiliates to take any action, that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

          5.15 Stock Options.  On the Closing Date, the Buyer shall grant to
               -------------
certain employees of the Company options to purchase an aggregate of 250,000 shares of Buyer Common Stock (the "Stock Options") in such amounts as are set forth opposite such employees' names on Schedule 5.15 attached hereto and designated as the "Number of Shares Underlying Stock Options", and with such vesting as is mutually agreed upon between the Company and the Buyer prior to the Closing Date. Such Stock Options shall have an exercise price equal to the closing price of the Buyer Common Stock on the Nasdaq National Market on the Closing Date.

          5.16 Earnings Release.  Not later than 30 days following the
               ----------------
completion of the first complete calendar month following the Closing, the Buyer shall file with the Securities and Exchange Commission a Current Report on Form 8-K which incorporates or otherwise includes a statement of the combined earnings of the Buyer and the Company for such calendar month (the "Earnings Release").

          5.17 Removal of Guaranties.  The Parties shall use their best efforts
               ---------------------
to obtain from the Chase Manhattan Bank N.A. ("Chase"), on or before the Closing Date, a notice of termination of (a) the Guaranty, dated December 28, 1995, granted by the Company Stockholder to Chase in connection with a certain Term Promissory Note, dated December 28, 1995, executed and delivered by the Company to Chase, and (b) any other guaranties with respect to liabilities of the Company disclosed by the Company on the Closing Balance Sheet or in the Disclosure Schedule (collectively, the "Guaranties"); provided, however, that in the event such notice of termination is not obtained on or before the Closing Date, the Buyer shall indemnify and hold the Company Stockholder harmless from and against all amounts paid by the Company Stockholder under such Guaranties.

          5.18 Reorganization under Section 368(a).  The Buyer shall take no
               -----------------------------------
action inconsistent with the treatment of the transaction as a reorganization intended to qualify under Section 368(a) of the Code.

          5.19 Payment of Employee Bonuses.  Prior to the Closing Date, the
               ---------------------------
Company shall have paid to each Company employee the amount set forth opposite his or her name on Schedule 5.15 and designated as the "Employee Bonus".

          5.20 Termination of LTIP.  The Company shall take all actions
               -------------------
necessary to terminate its Long Term Incentive Plan ("LTIP"). As consideration for such termination, the Buyer shall pay to each of the participants in the LTIP, upon execution by such individuals of the Retention and Non-Competition Agreements, as provided for in Section 5.21 below, the amount set forth opposite his or her name on Schedule 5.15 and designated as the "LTIP Payment." Except for such payment, the Buyer shall have no obligation under the LTIP following the Closing Date, and the Company Stockholder shall indemnify and hold the Buyer harmless from and against any liabilities under the LTIP (other than the obligation to make the payments contemplated by the prior sentence).

          5.21 Retention and Non-Competition Agreements.  The Company and the
               ----------------------------------------
Company Stockholder shall use their best efforts to obtain as soon as practicable from each of the Company's employees identified on Schedule 5.15 attached hereto, an executed Retention and Non-Competition Agreement in the form attached hereto as Exhibit G (the "Retention and Non-Competition Agreements").
                   ---------
As consideration for the Retention and Non-Competition Agreements, the Buyer shall pay retention payments to such employees on the terms set forth therein and in the amounts set forth opposite such employees' names and designated as the "Aggregate Amount of Retention Payment" on Schedule 5.15; provided however, that no employee shall be entitled to such payment unless and until he or she has executed and delivered to the Buyer a Retention and Non-Competition Agreement.


                                   ARTICLE VI

                             CONDITIONS TO CLOSING

          6.1  Conditions to Obligations of the Buyer and the Transitory
               ---------------------------------------------------------
Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to
----------
consummate the transactions to be performed by the Buyer and the Transitory Subsidiary in connection with the Closing and the Merger is subject to the satisfaction, or waiver by the Buyer and the Transitory Subsidiary, of the following conditions:

          (a) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary for the consummation by the Company and the Company Stockholder of the transactions contemplated hereby;

          (b) the representations and warranties of the Company Stockholder set forth in Articles II and III above shall have been true and correct in all material respects when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

          (c) each of the Company and the Company Stockholder shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Company Stockholder shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 6.1 is satisfied in all respects;

          (f) on the Agreement Date, the Company Stockholder shall have executed and delivered to the Buyer an employment agreement in the form attached hereto as Exhibit C and such employment agreement shall be in full force and effect on
   ---------
the Closing Date in accordance with its terms;

          (g) the Buyer and the Transitory Subsidiary shall have received from Brobeck, Phleger & Harrison LLP an opinion in the form attached hereto as

Exhibit E, addressed to the Buyer and the Transitory Subsidiary and dated as of
---------
the Closing Date;

          (h) the Buyer shall have received a letter from Deloitte & Touche LLP and Price Waterhouse LLP, auditors for the Company, in a form reasonably satisfactory to the Buyer, to the effect that the Company and, in the case of the letter from Deloitte & Touche LLP, the Buyer may treat the transactions contemplated hereby as a "pooling of interests" for accounting purposes;

          (i) on the Closing Date, the Affiliate Agreement delivered in accordance with Section 5.14 shall be in full force and effect in accordance with its terms;

          (j) on the Agreement Date, the Company Stockholder shall have executed and delivered to the Buyer a Registration Rights Agreement in the form attached hereto as Exhibit D and such Agreement shall be in full force and effect on the
          ---------
Closing Date in accordance with its terms;

          (k) the Buyer shall have received the resignations, effective as of the Closing Date, of each director of the Company and the Subsidiaries;

          (l) the Buyer, the Company Stockholder and the Escrow Agent shall have executed and delivered the Escrow Agreement;

          (m) the Company Stockholder shall have delivered to the Buyer a certificate of the Secretary of State of the State of Connecticut as of the Closing Date as to the legal existence and good standing of the Company in Connecticut as of the Closing Date;

          (n) the Company Stockholder shall have delivered to the Buyer a certificate of the Connecticut Department of Revenue as of a date within five business days of the Closing Date as to the tax good standing of the Company in Connecticut as of a date within five business days of the Closing Date;

          (o) the Company Stockholder shall have delivered to the Buyer certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents of the Company;

          (p) the Company Stockholder shall have delivered to the Buyer certificates of appropriate governmental officials in each state or country in which the Company is required to qualify to do business as a foreign corporation as to the qualification and corporate and tax good standing of the Company in each such jurisdiction;

          (q) the Buyer shall have received an estoppel certificate from the lessors from whom the Company leases real property in Stamford, Connecticut and Cambridge, Massachusetts, in each case consenting to the transactions contemplated under this Agreement and representing that there are no outstanding claims against the Company under such lease;

          (r) all actions to be taken by the Company and the Company Stockholder in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer; and

          (s) the Company Stockholder shall have transferred all of his right, title and interest in the ISS (UK) Shares to the Buyer or its nominee.

          6.2  Conditions to Obligations of the Company and the Company
               --------------------------------------------------------
Stockholder.  The obligations of the Company and the Company Stockholder to
-----------
consummate the transactions to be performed by them in connection with the Closing and the Merger are subject to the satisfaction, or waiver by the Company and the Company Stockholder, of the following conditions:

          (a) the representations and warranties of the Buyer and the Transitory Subsidiary as set forth in Article IV above shall have been true and correct in all material respects when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

          (b) the Buyer shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary for the consummation by the Buyer of the transactions contemplated hereby;

          (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

          (e) the Buyer shall have delivered to the Company Stockholder a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 6.2 is satisfied in all respects;

          (f) the Company Stockholder shall have received from Hale and Dorr an opinion in the form attached hereto as Exhibit H, addressed to the Company
                                       ---------
Stockholder and dated as of the Closing Date;

          (g) on the Agreement Date, the Buyer shall have executed and delivered to the Company Stockholder an employment agreement in the form attached hereto as Exhibit C and such employment agreement shall be in full force and effect on
   ---------
the Closing Date in accordance with its terms;

          (h) on the Agreement Date, the Buyer shall have executed and delivered to the Company Stockholder a Registration Rights Agreement in the form attached hereto as Exhibit D and such Agreement shall be in full force and effect on the
          ---------
Closing Date in accordance with its terms;

          (i) the Buyer shall have delivered to the Company Stockholder certificates of the Secretaries of State of the State of Delaware and the Commonwealth of Massachusetts as of the Closing Date as to the legal existence and good standing of the Buyer in Delaware and in Massachusetts, respectively, as of the Closing Date;

          (j) the Buyer shall have delivered to the Company Stockholder a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents of the Buyer; and

          (k) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company Stockholder.





                                  ARTICLE VII

                                INDEMNIFICATION

     7.1  Indemnification.
          ---------------

          (a) Indemnification by Company Stockholder.  The Company Stockholder
              --------------------------------------
shall indemnify the Buyer and the Surviving Corporation in respect of, and hold such Parties harmless against, any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by such Parties or any Affiliate thereof:

              (i) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or in the Certificate delivered pursuant to Section 6.1(e);

              (ii) resulting from or relating to any failure of the Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

              (iii) resulting from or relating to Taxes attributable to any and all periods of time ending on or before the Closing Date determined in accordance with Section 7.4 below, to the extent that such Taxes exceed the amount of any accruals or reserves for Taxes set forth on the Closing Balance Sheet (excluding for this purpose, any accruals or reserves for "deferred taxes" or similar items that reflect timing differences in the recognition of income or deductions for tax and financial accounting purposes); provided, however, that with respect to Accounting Change Taxes, (i) solely for purposes of this Section 7.1(a)(iii), any accruals or reserves for Taxes on the Closing Balance Sheet shall include an accrual for Accounting Tax Changes computed without regard to the limitation on the accrual for Accounting Change Taxes set forth in clause
(ii) of the last sentence of Section 1.8(a) hereof and (ii) the Company Stockholder shall only indemnify the Buyer and the Surviving

Corporation with respect to 50% of any Accounting Change Taxes in excess of such accrual for Accounting Change Taxes;

          (iv) resulting from or relating to any claim by a stockholder or a former stockholder of the Company, or any other person or Business Entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (C) any rights under the Certificate of Incorporation or By-laws of the Company; or (D) any claim that his, her or its shares were wrongfully repurchase by the Company;

          (v) resulting from, relating to or constituting any violation by the Company of, or any failure by the Company to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Company or the business of the Company, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer in order to come into compliance with Environmental Laws as a consequence of noncompliance with such laws on the Closing Date. For purposes of this Section 7.1, the term "Environmental Laws" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(E) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (F) above ground or underground storage tanks, vessels and containers; (G) abandoned, disposed or discarded barrels, tanks, vessels, containers and other closed receptacles; (H) health and safety of employees and other persons; and (I) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980; or

          (vi) arising out of the conduct of the Company's business prior to the Closing Date or resulting from or relating to any goods sold or services rendered by the Company through the Closing Date, including without limitation, customer claims and customer warranty claims in respect of such pre-Closing goods and services ("Customer Claims"), regardless of when asserted.

          (b) Indemnification by Buyer.  The Buyer shall indemnify the Company
              ------------------------
Stockholder in respect of, and hold the Company Stockholder harmless against, any and all Damages incurred or suffered by the Company Stockholder:

               (i) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement; or


               (ii) resulting from or relating to (A) Taxes attributable to any and all periods of time commencing after the Closing Date determined in accordance with Section 7.4 below, and (B) Accounting Change Taxes that are not the obligation of the Company Stockholder under this Agreement.

          7.2  Method of Asserting Claims.
               --------------------------

               (a) All claims for indemnification by an Indemnified Person pursuant to this Article VII shall be made in accordance with the provisions of this Section 7.2 and the Escrow Agreement.

               (b) A party entitled to indemnification under this Article VII (the "Indemnified Person") shall give prompt written notification to the Party obligated to provide such indemnification (the "Indemnifying Person") of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VII may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation under this Article VII except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided (i) the Indemnifying Person acknowledges in writing to the Indemnified Person that the Indemnifying Person shall indemnify the Indemnified Person with respect to all elements of such action, suit or proceeding and any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding, and (ii) the third party seeks monetary damages only. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Person assumes control of such defense and the Indemnified Person is advised by counsel in writing that the Indemnifying Person and the Indemnified Person may have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the

Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. Except as provided in Section 7.2(c) below, an Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which shall not be unreasonably withheld or delayed. The Indemnifying Person shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnified Person for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Person).

          7.3  Survival and Limitations.
               ------------------------

          (a) Unless otherwise specified in this Section 7.3 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms.

          (b) The representations and warranties of the Company Stockholder set forth in Articles II and III above and the indemnification obligations set forth in this Article VII:

               (i) shall survive the Closing and the consummation of the transactions contemplated hereby and continue until:

                  (A) the issuance of the Buyer's audited financial statements for the year ended December 31, 1996, in the case of the representation set forth in clause (a) of Section 2.6; and

                  (B) the first anniversary of the Closing Date, in the case of all other representations and warranties and the indemnification obligations set forth in this Article VII; and

               (ii) shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents.

          (c) The date on which any particular representation, warranty or indemnification obligation of the Company Stockholder terminates shall be referred to herein and in the Escrow Agreement as the "Termination Date." If a notice of a claim is given in accordance with the notice provisions of this Agreement or the Escrow Agreement before the Termination Date, then (notwithstanding the occurrence of the Termination Date) the representation, warranty or indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

          (d) The representations and warranties of the Buyer set forth in
Article IV above (i) shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the first anniversary of the Closing Date and (ii) shall not be affected by any examination made for or on behalf of the Company Stockholder or the knowledge of any of the Company Stockholder.

          (e) Notwithstanding anything to the contrary herein, the Company Stockholder shall not be liable under this Article VII unless and until the aggregate Damages to the Buyer exceed $100,000 (at which point the Company Stockholder shall become liable for the aggregate Damages, and not just amounts in excess of $100,000). Except with respect to claims based on willful or intentional fraud, (A) the indemnification obligations of the Company Stockholder in favor of the Buyer under this Article VII shall be limited solely to the Escrow Shares, and (B) the rights of the Parties under this Article VII shall be the exclusive remedy of the Parties with respect to matters covered by this Article VII.

     7.4  Allocation of Tax Liabilities.  For purposes of Sections 2.8 and
          -----------------------------
7.1 hereof, the amount of any Taxes attributable to either (X) a period ending on or before the Closing Date or (Y) a period beginning after the Closing Date shall be determined as follows:

          (a) Any Taxes attributable to any Tax Period (as defined below) that ends on or before the Closing Date shall be considered to be attributable to a period ending on or before the Closing Date. "Tax Period" means any period for which a Tax is computed or a Tax Return is filed pursuant to the law (including administrative rule or practice) of any taxing jurisdiction. To the extent allowable under applicable law,

               (i) the parties shall elect to have any Tax Period that commences on or before the Closing Date and that would otherwise end after the Closing Date (a "Straddle Tax Period") end on the Closing Date; and

               (ii) Taxes shall be allocated between Tax Periods using the so-called "closing-of-the-books" method so that Taxes allocable to a Tax Period shall be based upon the actual operations of the Company during such period.

          (b) Any Taxes attributable to a Straddle Tax Period for which an election pursuant to subsection (a)(i) above is not available shall be apportioned using the so-called "closing-of-the-books" method so that Taxes allocable to the period that ends on the Closing Date shall be based upon the actual operations of the Company during such period as if such period constituted a Tax Period, and Taxes allocable to the period commencing on the day following the Closing Date shall be based upon the actual operations of the Company during such period as if such period constituted a Tax Period; provided, however, that any
                                            --------  -------
transaction of the Company that occurs on the Closing Date but after the Closing and that is not in the Ordinary Course of the Business of the Company shall be considered to have been made on the day immediately following the Closing Date.

          (c) The amount of any Taxes attributable to periods (or portions thereof, determined in accordance with subsection (a) hereof) ending on before the Closing Date shall be determined without regard to the amount of any losses, deductions or credits carried back to such periods from periods (or portions thereof, determined in accordance with subsection (a) hereof) beginning after the Closing Date.

          (d) To avoid any misunderstanding, the parties specifically agree that under this Section 7.4, any Taxes attributable to the Company changing its method of accounting for income tax purposes from the cash basis to the accrual basis as a result of the Merger ("Accounting Change Taxes") shall be considered to arise in a period that ends on the Closing Date.

                                  ARTICLE VIII

                                  TERMINATION

          8.1  Termination of Agreement.  The Parties may terminate this
               ------------------------
Agreement prior to the Closing Date only as provided below:

               (a) the Parties may terminate this Agreement by mutual written consent;

               (b) the Buyer may terminate this Agreement by giving written notice to the Company and the Company Stockholder in the event the Company or the Company Stockholder are in breach, and the Company or the Company Stockholder may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

               (c) the Buyer may terminate this Agreement by giving written notice to the Company if the Effective Time shall not have occurred on or before December 31, 1996 by reason of the failure of any condition precedent under
Section 6.1 above

(unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); and

               (d) the Company or the Company Stockholder may terminate this Agreement by giving written notice to the Buyer if the Effective Time shall not have occurred on or before December 31, 1996 by reason of the failure of any condition precedent under Section 6.2 above (unless the failure results primarily from a breach by the Company or the Company Stockholder of any representation, warranty or covenant contained in this Agreement).

          8.2  Effect of Termination.  If any Party terminates this Agreement
               ---------------------
pursuant to Section 8.1 above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).


                                   ARTICLE IX

                                  DEFINITIONS

               For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


          Defined Term                           Section
          -------------                          -------

          Accounting Change Taxes                7.4(d)
          Accountants                            1.8(c)
          Accounts Receivable                    2.14
          Adjustment Shares                      1.8(f)
          Affiliate                              2.13(a)(vi)
          Affiliate Agreement                    5.14
          Agreement Date                         Introduction
          Certificate of Merger                  1.1
          Balance Sheet Date                     2.5
          Business Entity                        2.4
          Buyer                                  Introduction
          Buyer Common Stock                     1.5(a)
          Buyer Reports                          4.4
          Buyer Stock Valuation                  1.8(f)
          Certificates                           1.3(d)
          Closing                                1.2
          Closing Balance Sheet                  1.8(a)
          Closing Date                           1.2

          Code                                   2.8(c)
          Company                                Introduction
          Company Shares                         Preliminary Statement
          Company Stockholder                    Introduction
          Customer Claims                        7.1(a)(vi)
          Customer Contracts                     2.13(b)
          Damages                                7.2(b)
          Disclosure Schedule                    Article II
          Dispute Notice                         1.8(c)
          Effective Time                         1.1
          Employees                              2.19
          Employee Benefit Plan                  2.20(a)
          Environmental Law                      7.1(a)(v)
          ERISA                                  2.20(a)
          ERISA Affiliate                        2.20(a)
          Escrow Agreement                       1.3(f)
          Escrow Shares                          1.5(a)
          Exchange Act                           4.4
          Financial Statements                   2.5
          Fundamental Agreements                 2.1(b)
          GAAP                                   1.8(a)
          Governmental Entity                    2.3
          Guaranties                             5.17
          Indemnified Persons                    7.2
          Indemnifying Persons                   7.2
          Initial Shares                         1.5(a)
          Intellectual Property                  2.11(a)
          Interim Financial Statements           5.4
          ISS (UK)                               2.2
          ISS (UK) Shares                        2.2
          Merger                                 1.1
          Merger Shares                          1.5(a)
          Most Recent Balance Sheet              2.5
          Net Asset Value                        5.2(d)
          Net Book Value Adjustment              1.8(b)
          Ordinary Course of Business            2.7
          Parties                                Introduction
          Permits                                2.24
          Permitted Bonus                        5.2(d)
          Personal Property                      2.9(c)
          Related Party Transactions             2.25
          Retention and Non-Competition
             Agreements                          5.21
          SEC                                    4.4
          Securities Act                         2.2

          Security Interest                      2.3
          Stock Options                          5.15
          Subsidiary                             2.4
          Surviving Corporation                  1.1
          Tax Returns                            2.8(a)
          Taxes                                  2.8(a)
          Termination Date                       7.3
          Transitory Subsidiary                  Introduction



                                   ARTICLE X

                               GENERAL PROVISIONS

          10.1 Press Releases and Announcements.  No Party shall issue any press
               --------------------------------
release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

          10.2 No Third Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          10.3 Entire Agreement.  The Fundamental Agreements and the exhibits
               ----------------
and schedules attached thereto, together with that certain Confidential Disclosure Agreement, dated June 9, 1995, by and between the Buyer and the Company, constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of the Fundamental Agreements.

          10.4 Succession and Assignment.  This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, provided that the Transitory Subsidiary may assign its rights, interests and/or obligations under this Agreement to an Affiliate of the Buyer by notice to the Company and the Company Stockholder.

          10.5 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          10.6 Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.7 Notices.  All notices, requests, demands, claims and other
               -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company:                  Copy to:
     -----------------                   -------

     International Systems               Brobeck, Phleger & Harrison LLP
     Services Corporation                1633 Broadway
     100 First Stamford Place            47th Floor
     Stamford, CT  06902-6746            New York, NY  10019
     Attention:  Mr. O. Bruce Gupton     Attention:  Ellen B. Corenswet, Esq.



     If to the Company Stockholder:      Copy to:
     -----------------------------       -------

     Mr. O. Bruce Gupton                 Brobeck, Phleger & Harrison LLP
     c/o International Systems                1633 Broadway
     Services Corporation                47th Floor
     100 First Stamford Place            New York, NY  10019
     Stamford, CT  06902-6746            Attention:  Ellen B. Corenswet, Esq.


     If to the Buyer or the
     ----------------------
        Transitory Subsidiary:                Copy to:
        ---------------------                 -------

     Renaissance Solutions, Inc.              Hale and Dorr
     Lincoln North, 55 Old Bedford Road       60 State Street
     Lincoln, MA 01773                        Boston, MA  02109
     Attn:  Mr. George A. McMillan            Attn:  Hal J. Leibowitz, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          10.8   Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

          10.9   Amendments and Waivers.  The Parties may mutually amend any
                 ----------------------
provision of this Agreement at any time prior to the Effective Time by a written instrument signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          10.10  Severability.  Any term or provision of this Agreement that
                 ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforce ability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          10.11  Expenses.  Except as set forth in the Escrow Agreement and
                 --------
Section 1.8 above, each of the Buyer and the Company Stockholder shall bear their own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby. The Company Stockholder agrees prior to Closing to pay the Company's costs and expenses (including, without limitation, the fees and expenses of its legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

          10.12  Specific Performance.  Each of the Parties acknowledges and
                 --------------------
agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          10.13  Construction.  The language used in this Agreement shall be
                 ------------
deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          10.14  Incorporation of Exhibits and Schedules.  The Exhibits and
                 ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                     [Signatures are on the following page]

          IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.


                                    RENAISSANCE SOLUTIONS, INC.


                                    By: /s/ David A. Lubin
                                       --------------------------------------
                                       Co-Chairman



                                    ARTIST ACQUISITION CORP.


                                    By: /s/ David A. Lubin
                                       --------------------------------------
                                        President




                                    INTERNATIONAL SYSTEMS
                                     SERVICES CORPORATION


                                    By: /s/ O. Bruce Gupton
                                       -------------------------------------
                                        O. Bruce Gupton, President and
                                            Chief Executive Officer


                                    COMPANY STOCKHOLDER:


                                    By: /s/ O. Bruce Gupton
                                       -----------------------------------------
                                        O. Bruce Gupton

     The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by unanimous vote of the holders of all outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                    /s/ William T. Jenkins
                                    -----------------------------------------
                                    Secretary


     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by unanimous vote of the holders of all outstanding Company Shares entitled to vote on this Agreement.

                                    /s/ Jane R. Severo
                                    -------------------------------------------
                                    Secretary

                                                                    EXHIBIT A


                                ESCROW AGREEMENT
                                ----------------

     This Escrow Agreement (this "Agreement") is entered into as of December 31, 1996, by and among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), O. Bruce Gupton (the "Company Stockholder"), and State Street Bank and Trust Company (the "Escrow Agent"). The Buyer and the Company Stockholder are sometimes referred to herein as the "Interested Parties."

     WHEREAS, the Buyer, International Systems Services Corporation (the "Company") and the Company Stockholder have entered into an Agreement and Plan of Merger dated December 31, 1996 (the "Merger Agreement"), pursuant to which Artist Acquisition Corp., a wholly-owned subsidiary of the Buyer, will merge with and into the Company, with the Company as the surviving corporation of the merger; and

     WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the Company Stockholder's indemnification obligations and post-Closing adjustment obligations to the Indemnified Persons (as that term is defined in the Merger Agreement) under the Merger Agreement on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Defined Terms.  Capitalized terms used in this Agreement and not
          -------------
otherwise defined shall have the meanings given them in the Merger Agreement.

     2.   Consent of Company Stockholder.  Pursuant to the Merger Agreement, the
          ------------------------------
Company Stockholder has consented to the establishment of this escrow to secure the Company Stockholder's indemnification obligations under Article VII of the Merger Agreement and the post-Closing adjustment obligations under Section 1.8 of the Merger Agreement in the manner set forth herein.

     3.   Escrow and Indemnification.
          --------------------------

          (a) Escrow of Shares.  On the Closing Date, the Buyer shall deposit
              ----------------
with the Escrow Agent a certificate for the number of Escrow Shares specified in
Section 1.5 of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Escrow Account shall not be an interest bearing account and none of the cash, if any, held in the Escrow Account shall be invested.

          (b) Indemnification and Post-Closing Adjustments.  The Company
              --------------------------------------------
Stockholder has agreed in Article VII of the Merger Agreement to indemnify and hold harmless the Indemnified Persons from and against specified Damages. The Company Stockholder has further agreed in Section 1.8 of the Merger Agreement to authorize the Escrow Agent to transfer, deliver and assign the Adjustment Shares to the Buyer based on post-closing adjustments described in Section 1.8 of the Merger Agreement. In no event shall there be any recovery by the Buyer against the Escrow Shares for any Damages in respect of which a written claim is not made by the Buyer on or prior to the first anniversary of the Closing Date. The Escrow Shares shall be security for the foregoing obligations of the Company Stockholder, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

          (c) Distributions and Dividends.  Any securities, cash dividends or
              ---------------------------
other property distributable to the Company Stockholder in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities, cash dividends or other property in the Escrow Account. Such securities shall be issued in the name of the Escrow Agent or its nominee and all such securities, cash dividends or other property shall be considered part of the Escrow Account for purposes hereof.

          (d) Voting of Shares.  The Company Stockholder shall have the right to
              ----------------
direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares.

          (e) Transferability.  The interest of the Company Stockholder in the
              ---------------
Escrow Shares and any other property comprising the Escrow Account (collectively with the Escrow Shares, the "Escrow Property") shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

     4.   Administration of Escrow Account for Post-Closing Adjustments.  The
          -------------------------------------------------------------
Buyer and the Company Stockholder shall comply with Section 1.8 of the Merger

Agreement before the provisions of this Section 4 shall apply. Upon receipt by the Escrow Agent of notice (the "Adjustment Notice") from (a) the Buyer and the Company Stockholder, (b) only the Buyer certifying that (i) the Buyer has not received a Dispute Notice from the Company Stockholder and (ii) the period for giving a Dispute Notice under Section 1.8(e) of the Merger Agreement has expired, or (c) only the Buyer (i) certifying that the Accountants have resolved the matters set forth in any Dispute Notice delivered to the Buyers under
Section 1.8(c) of the Merger Agreement and (ii) attaching a copy of the Accountants' determination, the Escrow Agent shall promptly submit for transfer, delivery and assignment to the Buyer the number of Escrow Shares equal to the number of Adjustment Shares specified in the Adjustment Notice. The Escrow Agent and the Buyer shall cooperate to ensure that after the transfer, delivery and assignment of the Adjustment Shares to the Buyer, the Escrow Agent continues to hold a certificate for the number of Escrow Shares remaining, if any, after such transfer, delivery and assignment.

     5.   Administration of Escrow Account for Indemnification Claims.  The
          -----------------------------------------------------------
Escrow Agent shall administer the Escrow Account in connection with the indemnification provisions of Article VII of the Merger Agreement as follows:

          (a) If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification under Section 7.1(a) of the Merger Agreement, the Indemnified Person shall, prior to the Termination Date with respect to a particular claim, give written notice of such claim (a "Claim Notice") to the Company Stockholder and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim.

          (b) Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in
Article VII of the Merger Agreement and the provisions of this Section 5. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 20 days after delivery of a Claim Notice the Company Stockholder shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Company Stockholder shall: (i) agree that Escrow Property having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnified Person, or (iii) contest that any of the Escrow Property may be released from the Escrow Account to the Indemnified Person. The Company Stockholder may contest the release of Escrow Property having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VII of the Merger

Agreement. If no Response Notice is delivered by, and received by the Escrow Agent from, the Company Stockholder within such 20-day period, the Company Stockholder shall be deemed to have agreed that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account.

          (c) If the Company Stockholder in the Response Notice agrees (or is deemed to have agreed) that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, transfer, deliver and assign to the Indemnified Person Escrow Property having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

          (d) If the Company Stockholder in the Response Notice agrees that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly following the delivery of the Response Notice transfer, deliver and assign to the Indemnified Person Escrow Property having a Fair Market Value equal to the Agreed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

          (e) If the Company Stockholder in the Response Notice contests the release of Escrow Property having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the Company Stockholder and the Indemnified Person shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Company Stockholder and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested Amount is to be paid to the Indemnified Person, the Escrow Agent shall transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Property having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached after good faith negotiation over a period of 15 days (or such longer period as the Indemnified Person and the Company Stockholder may mutually agree), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by a single arbitrator mutually agreeable to the Indemnified Person and the Company Stockholder, or if they cannot agree on a single arbitrator in 15 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"), as follows: If a single arbitrator has not been mutually agreed upon, the Company Stockholder and the Indemnified Person shall each designate one arbitrator within 45 days of the delivery of the Company Stockholder's Response

Notice contesting the Claimed Amount. The Company Stockholder and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of the Company Stockholder's Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Company Stockholder or the Indemnified Person fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Company Stockholder, on the one hand, and the Indemnified Person, on the other hand, shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Company Stockholder and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Company Stockholder, the Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Company Stockholder, the Company Stockholder, the Indemnified Person and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

          (f) After delivery of a Response Notice that the Claimed Amount is contested by the Company Stockholder, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Property having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Property then available in the Escrow Account), notwithstanding the occurrence of the first anniversary of the Closing Date, until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Company Stockholder setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Property from the Escrow Account (up to the amount of Escrow Property then available in the Escrow Account) in accordance with such agreement or instructions.

          (g) If, as a result of any third party claim or legal proceeding subject to the indemnification procedures set forth in the Merger Agreement, any settlement has been entered into, or any judgment entered in favor of any third party (which is not subject to further appeal), the Indemnified Person may give notice of the resulting Damages to the Escrow Agent, together with a copy of the settlement or judgement and the Escrow Agent shall, promptly following the receipt of such notice, transfer, deliver and assign to the Indemnified Person an amount of Escrow Property having a Fair Market Value equal to such Damages (up to the amount of Escrow Property then available in the Escrow Account).

     6.   Release of Escrow Property.
          --------------------------

          (a) Promptly after the Earnings Release (as defined in the Merger Agreement) has been issued (the "First Release Date"), the Buyer shall give notice thereof to the Escrow Agent and promptly upon receipt of such notice (subject to the matters provided for in Section 6(b), below) the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to the Company Stockholder 25% of the Fair Market Value of the Escrow Property then held in escrow (the "First Escrow Portion") as specified by the Buyer in such notice. Promptly after the first anniversary of the Closing Date (the "Second Release Date"), the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to the Company Stockholder the balance of the Escrow Property then held in escrow (such amount, including such portion of the First Escrow Portion as may be retained pursuant to Section 6(b) below, the "Escrow Balance").

          (b) Notwithstanding the foregoing, the release of the First Escrow Portion and the Escrow Balance shall be subject to the following limitations:

             (i) if on the First Release Date the Escrow Agent has not yet received an Adjustment Notice and has received a notice from the Buyer indicating that adjustment matters relating to Section 1.8 of the Merger Agreement remain unresolved (an "Adjustment Delay"), the First Escrow Portion shall be retained by the Escrow Agent;

             (ii) if on the First Release Date the Escrow Agent has received a Dispute Notice and such dispute has not been resolved in accordance with Section 1.8(c) of the Merger Agreement, the Escrow Agent shall retain in the Escrow Account an amount of the First Escrow Portion having a Fair Market Value equal to the Net Book Value Adjustment asserted by the Buyer in connection with such dispute (the "Contested Purchase Price Amount") and release the balance of the First Escrow Portion, if any, to the Company Stockholder, subject to Section 6(b)(iii)(C);

             (iii) if on the First Release Date an Indemnified Person has previously given any Claim Notices that have not then been resolved in accordance with Section 5 above, the Escrow Agent shall retain in the Escrow Account an amount of the First Escrow Portion having a Fair Market Value equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved (provided that (A) Section 6(b)(i) does not otherwise apply, in which case Section 6(b)(i) shall govern, (B) if the Claimed Amount is greater than or equal to the First Escrow Portion, the Escrow Agent shall retain the entire First Escrow Portion, and (C) if the sum of the Claimed Amount and any Contested Purchase Price Amount is greater than or equal to the First Escrow Portion, the Escrow Agent shall retain the entire First Escrow Portion);

          (iv) if on the Second Release Date the Escrow Agent has not yet received an Adjustment Notice and has received a notice from the Buyer of an Adjustment Delay, the Escrow Balance shall be retained by the Escrow Agent; and

          (v) if on the Second Release Date an Indemnified Person has previously given any Claim Notices that have not then been resolved in accordance with Section 5 above, the Escrow Agent shall retain in the Escrow Account an amount of the Escrow Balance having a Fair Market Value equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved (provided that Section 6(b)(iii) does not otherwise apply, in which case Section 6(b)(iii) shall govern).

Any Escrow Property retained in escrow pursuant to this Section 6(b) shall be disbursed in accordance with the terms of the resolution of such Adjustment Delay or claims and, in the case of a resolution relating to any of the First Escrow Portion retained pursuant to clauses (b)(i), (b)(ii) or (b)(iii) above, the balance of such First Escrow Portion shall be distributed to the Company Stockholder promptly following the resolution of all such Adjustment Delays, Dispute Notices or claims.

     7.   Valuation of Escrow Property.  For purposes of this Agreement, the
          ----------------------------
Fair Market Value of Buyer Common Stock shall be $43.5125 per share (based upon the average of the closing prices of the Buyer Common Stock on the Nasdaq National Market System for the 10 consecutive trading days immediately preceding the Closing Date). The Fair Market Value of all other Escrow Property, if any, shall be determined by the mutual agreement of the Buyer and the Company Stockholder.

     8.   Fees and Expenses of the Escrow Agent.  The Buyer and the Company
          -------------------------------------
Stockholder hereby agree, jointly and severally, to pay to the Escrow Agent its fees and expenses in accepting and performing its appointment as escrow agent hereunder. The Buyer, on the one hand, and the Company Stockholder, on the other hand, shall each pay (a) one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder and (b) one-half of any fees and expenses of counsel reasonably incurred by the Escrow Agent in the performance of its duties hereunder.

     9.   General Terms and Standards Regarding the Escrow Agent.
          ------------------------------------------------------

     Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

          (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

          (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Merger Agreement) between or among the Interested Parties (whether or not reference to any such other agreement or documents expressed herein) other than this Agreement.

          (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

          (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgment, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

          (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or wilful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Property (as of the date of the action or omission giving rise to liability).

          (f) The Escrow Agent may consult with, and obtain advice from, legal counsel (including, without limitation, in-house counsel) with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by the Escrow Agent in good faith in accordance with the opinion and directions of such counsel.

          (g) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

          (h) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgment involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

          (i) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

          (j) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

          (k) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the Interested Parties to this Agreement.

          (l) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

          (m) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

          (n) In no event shall the Escrow Agent have any liability for any failure or inability of any of the Interested Parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the Interested Parties. In no event shall the Escrow Agent be obligated to take any action against any of the Interested Parties to compel performance hereunder.

          (o) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the Interested Parties to appoint a successor, as provided in Section 13).

          (p) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

          (q) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Property, until and unless it receives written instruction signed by all Interested Parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

          (r) If at any time Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity notwithstanding that though such order, judgment, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

          (s) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

     10.  Indemnification.
          ---------------

          (a)  General.  Each of the Buyer and the Company Stockholder, jointly
               -------
and severally, hereby covenants and agrees to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own wilful misconduct, bad faith or gross negligence.

          (b)  Tax-Related.  Each of the Buyer and the Company Stockholder,
               -----------
jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Property under this Agreement, and, without limiting the generality of Section 10(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Buyer and the Company Stockholder undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of the Buyer and the Company Stockholder, jointly and severally, agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The Interested Parties shall each promptly provide to Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for non-resident alien certifications in connection with any payments to be made to them.

     11.  Termination.  This Agreement shall terminate upon the later of the
          -----------
first anniversary of the Closing Date or the distribution by the Escrow Agent of all of the Escrow Account in accordance with this Agreement; provided that the provisions of Sections 9 and 10 above shall survive such termination.

     12.  Notices.  All notices, requests, demands, claims and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Buyer:                         Copy to:
     ---------------                          -------

     Renaissance Solutions, Inc.        Hale and Dorr
     Lincoln North                      60 State Street
     55 Old Bedford Road                Boston, MA  02109
     Lincoln, MA 01773                  Attn:  Hal J. Leibowitz, Esq.
     Attn:  President


     If to the Company Stockholder:           Copy to:
     -----------------------------            -------

     O. Bruce Gupton                     Ellen B. Corenswet, Esq.
     c/o International Systems           Brobeck, Phleger & Harrison LLP
        Services Corporation             1633 Broadway
     100 First Stamford Place            4th Floor
     Stamford, CT  06902-6746            New York, NY  10019


     If to the Escrow Agent:
     ----------------------

     State Street Bank and
          Trust Company
     Corporate Trust Department
     2 International Place
     4th Floor
     Boston, MA  02110

     Any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

     13.  Successor Escrow Agent.  In the event the Escrow Agent becomes
          ----------------------
unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Company Stockholder so long as such successor is a bank with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Company Stockholder, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Property to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

     14.  General.
          -------

          (a) Governing Law, Assigns.  This Agreement shall be governed by and
              ----------------------
construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          (b) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) Entire Agreement.  Except for the provisions of the Merger
              ----------------
Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (d) Waivers.  No waiver by any party hereto of any condition or of any
              -------
breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (e) Amendment.  This Agreement may be amended only with the written
              ---------
consent of the Buyer, the Escrow Agent and the Company Stockholder.


                     [Signatures are on the following page]

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                              RENAISSANCE SOLUTIONS, INC.


                              By:________________________________


                              STATE STREET BANK AND TRUST COMPANY


                              By:________________________________



                              COMPANY STOCKHOLDER:


                              ___________________________________
                              O. Bruce Gupton

                                                                       EXHIBIT B

     Pursuant to paragraph THIRD of the Certificate of Merger, the Certificate of Incorporation of International Systems Services Corporation, a Connecticut corporation and the surviving corporation of the Merger, is amended and restated in its entirety as follows:

     FIRST:    The name of the corporation (the "Corporation") is International
Systems Services Corporation.

     SECOND:   The nature of the business to be transacted or purposes to be promoted or carried out by the Corporation are as follows:

     To engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut.

     THIRD:    The designation of each class of shares, the authorized number of shares of each such class, and the par value of each share thereof are as follows:

             NUMBER OF    PER VALUE
CLASS         SHARES      PER SHARE     VOTING RIGHTS
-----        ---------    ---------     -------------
Common        1,000       $.01          One vote per share

     FOURTH:   The minimum amount of stated capital with which the Corporation shall commence business is One Thousand Dollars ($1,000.00).

     FIFTH:    The Corporation shall indemnify and reimburse shareholders, directors, officers, employees and agents as required by Section 33-320a of the Stock Corporation Act of the State of Connecticut, including any amendment to or substitutions for such Section 3-320a which may be made from time to time.

     SIXTH:    No shareholder of the Corporation shall by reason of his holding shares of the capital stock of the Corporation have any preemptive or preferential right to subscribe for, purchase or receive any shares of capital stock of the Corporation, or any obligation convertible into shares of capital stock, including, without limitation, warrants, subscription rights or options to acquire shares of capital stock which the Corporation may issue or sell, whether shares of the Corporation's presently authorized capital stock or shares of its capital stock acquired by it after the issuance thereof.

     Pursuant to Section 33-330 of the Stock Corporation Act of the State of Connecticut, any action which may be taken at a meeting of shareholders may be taken without a meeting and by less than unanimous written consent, if a consent in writing, setting forth such actions, is signed by the holders of a majority of the voting power of the shares of the Corporation and, if the approval of any particular class of shares is required by the holders of a majority of the voting power of such class of shares, entitled to vote thereon or to take such action, or their duly authorized attorneys, except the directors of the Corporation may not be so elected. Notice of any such proposed action without a meeting by less than unanimous written consent shall be given to each shareholder entitled to vote thereon in the manner provided in such Section 33-330, or any subsequent amendments to or substitutions for such Section 33-330.

     SEVENTH: The personal liability of a director of the Corporation or its shareholders for monetary damages for breach of duty as a director is limited to an amount that is not greater than the compensation received by the director for serving the Corporation during the year of the violation if such breach does not
(a) involve a knowing and culpable violation of law by the director (b) enable the director or an associate, as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes, to receive an improper personal economic gain (c) show a lack of good faith and conscious disregard for the duty of the director of the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexpected pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) create liability under Section 33-321 of the Connecticut General Statutes. The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of duty as a director shall further be limited to the fullest extent allowed from time to time by Connecticut law. No amendment or repeal of this Article SEVENTH, or the adoption of any provision inconsistent herewith, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim accruing or arising, prior to such amendment, repeal or adoption of a provision inconsistent with the Article SEVENTH.

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement"), made this 31st day of December, 1996, is entered into by and between Renaissance Solutions, Inc., a Delaware corporation with its principal place of business at Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773 (the "Company"), and O. Bruce Gupton, residing at 16 Hurlingham Drive, Conyers Farm, Greenwich, CT 06831 (the "Employee").

     Whereas, on December 31, 1996, the Company, Artist Acquisition Corp., a Connecticut corporation and a wholly-owned subsidiary of the Company

(the "Transitory Subsidiary"), International Systems Services Corporation, a Connecticut corporation ("ISS"), and the Employee as the sole stockholder of ISS, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Transitory Subsidiary will merge with and into ISS, with ISS surviving such merger; and

     Whereas, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

     Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.   Term of Employment.  The Company hereby agrees to employ the Employee,
          ------------------
and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date, as such term is defined in the Merger Agreement (the "Commencement Date"), and ending on the fourth anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended, the "Employment Period").

     2.   Title; Capacity.  The Employee shall serve initially in such position
          ---------------
as the Employee and the Company shall, promptly following the Closing Date, determine, or in such other position as the Company or its Board of Directors (the "Board") may from time to time determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer or officers of the Company designated by the Board.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Employee shall be free to
                   --------  -------
participate in board, civic and charitable activities so long as such activities do not interfere with his duties and responsibilities to the Company hereunder. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.   Compensation and Benefits.
          -------------------------

          3.1  Base Salary.  The Company shall pay the Employee, at such times
               -----------
as the Company pays its employees in general, an annual base salary of $375,000 for the one-year period commencing on the Commencement Date. Such base salary shall be subject to adjustment thereafter as determined by the Board; provided,
                                                                      --------
however, that the Board shall not decrease the base salary during the Employment
-------
Period without the prior written consent of the Employee.

          3.2  Annual Bonus.  With respect to each year during the Employment
               ------------
Period, the Employee shall be eligible to receive a bonus of up to $125,000 (and for years subsequent to the first year, such greater amount (if any) as shall be determined by the Board) based upon such performance criteria as may be determined in good faith by the Board. Such bonus shall be payable on or before the 45th day of the year following the year in which such bonus is earned.

          3.3  Fringe Benefits.   The Employee shall be entitled to participate
               ----------------
in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

          3.4  Reimbursement of Expenses.  The Company shall reimburse the
               -------------------------
Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that such
                                                   --------  -------
travel, entertainment and other expenses shall be subject to limitation in accordance with Company policy as in effect from time to time.

     4.   Employment Termination.  The employment of the Employee by the Company
          ----------------------
pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          4.1  Expiration of the Employment Period in accordance with Section 1;

          4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of continual failure of the Employee to perform his assigned duties for the Company, or dishonesty, gross negligence or willful misconduct related to the performance of the Employee's duties for the Company;
(b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony; (c) Employee's habitual drunkenness, or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace or in a manner otherwise affecting the Employee's performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available); or
(d) the material breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is not susceptible to cure, in which case termination shall be deemed to be immediate);

          4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if
                                                             -------- ----
the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians together shall select a third physician, whose determination as to disability shall be binding on all parties; or

          4.4 At the election of the Company or the Employee, upon not less than 30 days' prior written notice of termination.

     5.   Effect of Termination.
          ---------------------

          5.1  Termination for Cause or Voluntary Termination.  In the event the
               ----------------------------------------------
Employee's employment is terminated by the Company for cause pursuant to Section 4.2, or by the Employee pursuant to Section 4.4, the Company shall pay to the

Employee the compensation and benefits which would otherwise be payable to him through the last day of his actual employment by the Company.

          5.2  Termination for Death or Disability.  If the Employee's
               -----------------------------------
employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the Employee through the date of his termination of employment because of death or disability.

          5.3  Termination Without Cause.  If the Employee's employment is
               -------------------------
terminated at the election of the Company pursuant to Section 4.4, the Company shall pay to the Employee the base salary and benefits payable to him under
Section 3, at the times provided in Section 3, including the pro rata portion of any bonuses earned under Section 3.2 during the then current one-year period of the Employment Period, through the day immediately prior to the one-year anniversary of the date of his termination of employment.

          5.4  Survival.  The provisions of Sections 5 and 6 shall survive the
               --------
termination of this Agreement.

     6.   Non-competition and Non-Solicitation
          ------------------------------------

          6.1  Non-competition.  During the Non-Competition Period (as defined
               ---------------
below) the Employee will not directly or indirectly:

               (A) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any subsidiary of the Company (whether existing now or hereafter acquired or established) (a "Subsidiary") while the Employee was employed by the Company; provided, however,
                                                          --------  -------
          that nothing herein shall prohibit the Employee from holding up to 3% of the publicly-traded securities of any corporation; or

               (B) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any of its Subsidiaries which were contracted, solicited or served by the Employee while employed by the Company.

     The term Non-Competition Period means the period of time commencing on the Commencement Date and ending on (a) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Sections 4.1 or 4.3 or under Section 4.4 at the election of the Company, and (b) the later of (i) the fourth anniversary of the Commencement Date, and
(ii) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Section 4.2 or under
Section 4.4 at the election of the Employee.

          6.2  Non-solicitation.  While the Employee is employed by the Company
               ----------------
and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or of any of its Subsidiaries, or induce or attempt to induce any employee of the Company or any of its Subsidiaries to terminate his/her employment with, or otherwise cease his/her relationship with, the Company or such Subsidiary.

          6.3  Interpretation.  If any restriction set forth in Sections 6.1 or
               --------------
6.2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          6.4  Equitable Remedies.  The restrictions contained in this Section 6
               ------------------
are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7.   Proprietary Information and Developments.  Concurrently with the
          ----------------------------------------
execution of this Agreement, the Employee shall enter into an Invention and Non-disclosure Agreement, a copy of which is attached hereto as Exhibit B (the "Non-
                                                            ------- -
disclosure Agreement").

     8.   Notices.  All notices required or permitted under this Agreement shall
          -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 8.

     9.   Pronouns.  Whenever the context may require, any pronouns used in this
          --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10.  Entire Agreement.  This Agreement, together with the Non-disclosure
          ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all of the parties hereto.

     12.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     13.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  Severability.  The invalidly or unenforceability of any provision of
          ------------
this Agreement shall not affect the validly or enforceability of any other provision of this Agreement.

     15.  Miscellaneous.
          -------------

          15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          15.4 This Agreement shall become effective upon the Closing Date (as such term is defined in the Merger Agreement) and shall be of no force and effect if the Merger Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              RENAISSANCE SOLUTIONS, INC.



                              By:________________________________
                              Name:
                              Title:




                              ___________________________________
                              O. Bruce Gupton

                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

     Agreement dated as of December 31, 1996, by and between Renaissance Solutions, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and O. Bruce Gupton (the "Stockholder").


                                  INTRODUCTION
                                  ------------

     The Company and the Stockholder have, as of the date hereof, entered into a certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, upon and subject to the occurrence of the Closing thereunder, the Company will issue to the Stockholder an aggregate of 1,310,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), of the Company. The Stockholder wishes to have, and the Company is willing to grant to him, certain rights with respect to the registration of such shares of Common Stock.

     In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders agree as follows:

     1.   Certain Definitions.  As used in this Section 1 and elsewhere in this
          -------------------
Agreement, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any
           ----------
other Federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registration Statement" means a registration statement filed by the
           ----------------------
Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration Expenses" means the expenses described in Section 5.
           ---------------------

          "Registrable Shares" means (a) the shares of Common Stock issued to
           ------------------
the Stockholder pursuant to Merger Agreement and (b) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events);

provided, however, that shares of Common Stock which are Registrable Shares
--------  -------
shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or upon any sale in any manner to a person or entity which, by virtue of Section 11 of this Agreement, is not entitled to the rights provided in this Agreement, (ii) at such time as all of the Registrable Shares then held by the Rightsholders may be sold without restriction as to volume under Rule 144 or (iii) at such time as all such shares may be sold under Rule 144(k).

          "Rightsholders" means the Stockholder and any other person or entity
           -------------
who becomes a Rightsholder under this Agreement pursuant to Section 11.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

     2.   Demand Registration Rights.
          --------------------------

          (a) Subject to the provisions of paragraph (c) below, the Company shall use its best efforts to file with the Commission (i) on or before March 17, 1997, the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and (ii) within three (3) business days following such filing, a Registration Statement on Form S-3 with respect to 300,000 of the Registrable Shares (the "First Demand Registration"). In addition, at any time after the first anniversary of the occurrence of the Closing pursuant to the Merger Agreement and prior to the second anniversary of such Closing, the Stockholder may request, in writing, that the Company effect the registration of up to an aggregate of an additional 200,000 of the Registrable Shares (the "Second Demand Registration"). In either case, if the Rightsholders intend to distribute such Registrable Shares by means of an underwriting, the Stockholder shall so advise the Company within five business days following the Earnings Release, in the case of the First Demand Registration, and in his request, in the case of the Second Demand Registration. In the event either of such registrations are underwritten, the right of Rightsholders to participate shall be conditioned on such Rightsholders' participation in such underwriting. Upon receipt of such a request, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register (subject to the maximums stated in this paragraph (a)) on such registration form selected by the Company as the Company is then eligible to use.

          (b) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above.

          (c) Notwithstanding anything to the contrary set forth herein, if at the time the Company is required to file a Registration Statement pursuant to the first sentence of Section 2(a) the Company is then in possession of material non-public information relating to the Company, its business or financial condition which, in the good faith determination of the Company's Board of Directors, is of an adverse nature, and which information (i) would not, but for the filing of the Registration Statement, then be required to be disclosed and
(ii) if disclosed, would be to the material detriment of the Company, then the Company may at its option delay the filing of such Registration Statement for a period not in excess of six months from the date of the Earnings Release, such right to delay to be exercised by the Company not more than once.

          (d) If at the time of any request to register Registrable Shares pursuant to this Section 2 made after the first anniversary of the occurrence of the Closing pursuant to the Merger Agreement and prior to the second anniversary of such Closing, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Rightsholders may include Registrable Shares pursuant to Section 3 (subject to the limitations set forth therein) or is engaged in any other activity which, in the good faith deter mination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once.

          (e) The Company agrees that it shall not enter into any agreement which would provide any stockholder of the Company with the opportunity to register shares incident to the registration of any Registrable Shares pursuant to the registration rights granted in this Section 2.

     3.   Incidental Registration Rights.
          ------------------------------

          (a) At any time after the first anniversary of the Closing Date and until the fifth anniversary of the Closing Date, whenever the Company proposes to file a Registration Statement at any time and from time to time relating to an offering in which the Company proposes to sell shares of Common Stock for its own account, it will, prior to such filing, give at least 20 days' written notice to all Rightsholders of its intention to do so (subject to the limitations set forth in paragraph (c) below) and, upon the written request of a Rightsholder or Rightsholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Rightsholder or Rightsholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Rightsholder or Rightsholders; provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Rightsholder.

          (b) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter(s) of such offering. If in the opinion of the managing underwriter(s) of such offering the registration of all or part of the shares of Common Stock (the "Incidental Shares") which the Rightsholders have requested to be included pursuant to this
Section 3 and/or which other holders of shares of Common Stock or other securities of the Company entitled to include shares of Common Stock in such registration have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of such shares, if any, which the managing underwriter(s) believe(s) may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Rightsholders have requested to be included, then (i) the Company shall be entitled to include all shares that it desires to be registered and (ii) the Rightsholders who have requested registration and other holders of shares of Common Stock or other securities of the Company entitled to include shares of Common Stock in such registration on a parity with the Rightsholders shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company.

          (c) Notwithstanding anything in the foregoing to the contrary, the Company shall not be required to provide any advance notice to Rightsholders in connection with any offering under this Section 3 involving an underwriting if the Company has been informed that in the opinion of the managing underwriter(s) the inclusion of any Incidental Shares in such offering would materially and adversely affect the offering. In such event, the Company will provide written notice to all Rightsholders of such managing underwriter's(s') opinion, which notice need not be given prior to the filing of the applicable Registration Statement.

     4.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective for the period specified in paragraph
(b) below;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period ending on the earlier of (i) 30 days after the effective date or (ii) the date on which all Registrable Shares registered under such Registration Statement have been sold; provided, however, that the Company may by written notice require that each Rightsholder who is selling shares pursuant to such registration (a "Selling Holder") immediately cease sales of shares pursuant to such Registration Statement at any time that
(A) the Company becomes engaged in a business activity or negotiation which is not disclosed in the Registration Statement (or the prospectus included therein) and which the Company desires to keep confidential for business purposes, (B) the Company determines that a particular disclosure would be premature or would adversely affect the Company or its business or prospects, or (C) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act. The Company shall not be required to disclose to the Selling Holder(s) the reasons for requiring a suspension of sales hereunder, and the Selling Holder(s) shall not disclose to any third party the existence of any such suspension;

          (c) as expeditiously as possible furnish to each Selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Holders shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Holders; provided, however, that the Company shall not be required in
                 --------  -------
connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          If the Company has delivered preliminary or final prospectuses to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all undistributed prospectuses to the Company. The Company shall promptly provide the Selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares.

     5.   Allocation of Expenses.  The Rightsholders will pay all Registration
          ----------------------
Expenses of all registrations under Section 2 of this Agreement; provided, however, that Rightsholders holding a majority of the Registrable Shares shall determine whether any Registration Statement under Section 2 shall be printed by a financial printer and whether legal counsel to the Selling Holders shall be engaged. The Rightsholders requesting the registrations of Registrable Shares under Section 3 of this Agreement shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 5, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including without limitation all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration, underwriting discounts, selling commissions and the fees and expenses of the Company's legal counsel and one legal counsel for the Selling Holders. Notwithstanding the provisions of this Section 5, in connection with the registration of Registrable Shares under Section 2 of this Agreement, "Registration Expenses" shall mean only expenses incurred by the Company solely for the purpose of complying with the Company's obligations under Section 2 and only to the extent that such expenses would not otherwise be required to be incurred by the Company in complying with its reporting obligations under the Exchange Act.

     6.   Indemnification.  In the event of any registration of any of the
          ---------------
Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

     In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the
                                                --------  -------
obligations of such Rightsholders hereunder shall be limited to an amount equal to the proceeds to each Rightsholder of Registrable Shares sold as contemplated herein.

     Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
                --------  -------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the
                                                     --------  -------
Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     7.   Indemnification with Respect to Underwritten Offering.  In the event
          -----------------------------------------------------
that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     8.   Information by Holder.  Each Rightsholder of Registrable Shares
          ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     9.   "Stand-Off" Agreement.  Each Rightsholder, if requested by an
           --------------------
underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Rightsholder for a specified period of time following the effective date of a Registration Statement, such period not to exceed 180 days, if the Registration Statement is declared effective on or prior to the second anniversary of the Closing Date, or 90 days, if the Registration Statement is declared effective after the second anniversary of the Closing Date. Any such Stand-Off Agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

     10.  Effectiveness.  This Agreement shall become effective upon the
          -------------
occurrence of the Effective Time under the Merger Agreement. If the Merger Agreement shall be terminated without the occurrence of the Effective Time, this Agreement (and all of the rights and obligations of the parties hereunder) shall terminate simultaneously.

     11.  Transfers of Certain Rights; Additional Rightsholders.
          -----------------------------------------------------

          (a) General.  The rights granted to each Rightsholder pursuant to the
              -------
terms of this Agreement may be transferred by such Rightsholder to another Rightsholder, to any affiliate of such Rightsholder, or to any member of the immediate family of such Rightsholder, or any trust established for the benefit of any of the foregoing; provided, however, that in the case of any transfer
                         --------  -------
referred to in this paragraph (a), the Company is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

          (b) Transferees.  Any transferee to whom rights hereunder are
              -----------
transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Rightsholders under this Agreement to the same extent as if such transferee were a party hereto.

          (c) Subsequent Transferees.  A transferee to whom rights are
              ----------------------
transferred pursuant to this Section 11 may not again transfer such rights to any other person or entity, other than as provided in (a) and (b) above.

     12.  No Assignment.  Except as provided in Section 11 hereof, the rights
          -------------
granted pursuant to this Agreement may not be transferred or assigned by any Rightsholder.

     13.  Amendments.  The provisions of this Agreement may be modified or
          ----------
amended at any time and from time to time only by an agreement or consent in writing executed by the Company and the holders of a majority of the Registrable Shares then outstanding; provided, however, that the registration rights granted under this Agreement may be amended only in a manner which affects all Registrable Shares in the same fashion.

     14.  Notices.  All notices, requests, consents and other communications
          -------
required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or five days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 14:

          The Company:     Renaissance Solutions, Inc.
                           Lincoln North
                           55 Old Bedford Road
                           Lincoln, Massachusetts  01773

                           Attention:  President

          With a copy to:  Hal J. Leibowitz, Esq.
                           Hale and Dorr
                           60 State Street
                           Boston, Massachusetts  02109

          Any
          Rightsholder:    O. Bruce Gupton
                           c/o International Systems Services Corporation
                           100 First Stamford Place
                           Stamford, CT  06902-6746

          With a copy to:  Ellen B. Corenswet, Esq.
                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway
                           4th Floor
                           New York, NY  10019



     15.  Entire Agreement; Governing Law.  This Agreement, together with the
          -------------------------------
Merger Agreement, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

     16.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.  Headings.  The headings of the sections, subsections, and paragraphs
          --------
of this Agreement have been added for convenience only and shall not be deemed to be a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    RENAISSANCE SOLUTIONS, INC.


                                    By: ___________________________

                                    Title:_________________________


                                    STOCKHOLDER:


                                    _______________________________
                                    O. Bruce Gupton

                                                                       EXHIBIT E
                        [BROBECK, PHLEGER AND HARRISON]

                               December 31, 1996



Renaissance Solutions, Inc.
Artist Acquisition Corp.
Lincoln North, 55 Old Bedford Road
Lincoln, Massachusetts 01773

Ladies and Gentlemen:

     We have acted as special counsel to International Systems Services Corporation, a Connecticut corporation (the "Company"), and Mr. O. Bruce Gupton (the "Company Stockholder"), in connection with the merger (the "Merger") of Artist Acquisition Corp., a Connecticut corporation (the "Transitory Subsidiary"), a wholly-owned subsidiary of Renaissance Solutions, Inc., a Delaware corporation ("Buyer"), with and into the Company pursuant to the Agreement and Plan of Merger among the Buyer, the Transitory Subsidiary, the Company and the Company Stockholder, dated December 31, 1996 (the "Merger Agreement"). This opinion is delivered to you pursuant to Section 6.1(g) of the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

     We have assisted in the preparation of the Merger Agreement, the Escrow Agreement and the Registration Rights Agreement (collectively, the "Documents"). In connection with this opinion, we have examined and are familiar with and have relied upon the following documents:

     (a) The Certificate of Incorporation of the Company, as amended to date (the "Company Charter");

     (b) The By-laws of the Company, as amended to date (the "Company By-laws");

     (c) Certificates, dated as of recent dates, of the Secretary of State of each jurisdiction where the Company is incorporated or qualified to do business, as set forth on Schedule A hereto, certifying as to the legal
                                   ----------
         existence and the corporate and tax good standing of the Company on such dates in such jurisdictions;

Renaissance Solutions, Inc.
Artist Acquisition Corp.
December 31, 1996
Page 2


     (d) A certificate of the Secretary of the Company attesting to the incumbency of the Company's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;


     (e) Resolutions of the Board of Directors and sole stockholder of the Company approving the Merger and authorizing, among other things, the execution, delivery and performance by the Company of the Documents;

     (f)  The Merger Agreement;

     (g)  The Certificate of Merger;

     (h)  The Escrow Agreement;

     (i) The Registration Rights Agreement;

     (j) The closing certificate of the Company described in Section 6.1(e) of the Merger Agreement; and

     (k) Such other documents, opinions, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

     In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Documents accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understandings exist between the parties with respect to the Documents.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company or the Company Stockholder, we have

Renaissance Solutions, Inc.
Artist Acquisition Corp.
December 31, 1996
Page 3

relied upon certificates of officers of the Company or of the Company Stockholder, copies of which have previously been provided to your counsel.

     Any reference herein to "our knowledge" or to any matter "known to us," "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the actual knowledge of the attorneys in this firm who have rendered substantive attention to this transaction of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company and the Company Stockholder.

     Without limiting the foregoing, with respect to our opinions in paragraphs 5 and 6 below, we have not conducted a search of any computer or electronic data bases, or of the dockets of any court or administrative or other regulatory agency.

     For purposes of this opinion, we have assumed that the Merger Agreement has been duly authorized, executed and delivered by the Buyer and the Transitory Subsidiary, that the Buyer and the Transitory Subsidiary have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Merger Agreement and that the Merger Agreement is the valid, binding and enforceable obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any federal, state or local law or regulation relating to the power, authority or competence of the Buyer or the Transitory Subsidiary.

     Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, legal existence and corporate and tax good standing and foreign qualifications of the Company, are based solely on the certificates referred to in paragraph (c) above, are rendered as of the respective dates thereof, and are limited accordingly.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation

Renaissance Solutions, Inc.
Artist Acquistion Corp.
December 31, 1996
Page 4

requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of any equitable or specific remedy or defense upon any breach of any of the covenants, warranties or other provisions contained in the Documents or any of the other agreements, instruments or documents referred to herein or therein, or of any rights granted pursuant to any of such agreements, instruments or documents, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

     This opinion relates solely to the laws of the Commonwealth of Massachusetts (with respect to the opinions expressed in the last sentence of paragraph 3 and in paragraph 4 below), the laws of the State of New York and the Federal laws of the United States. We note that certain matters covered by the following opinions are governed by the laws of the State of Connecticut. We have made no investigation of the laws of the State of Connecticut nor consulted with counsel admitted to practice law in the State of Connecticut. Instead, with your consent, with respect to our opinions other than those expressed in the last sentence of paragraph 3 and in paragraph 4 below, we have assumed that the laws of the State of Connecticut are in all respects identical to the laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

     We express no opinion herein as to whether the Merger will qualify for "pooling treatment" in accordance with applicable accounting rules and principles or as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized validly existing and in good standing under the laws of the State of Connecticut. The Company is duly qualified to transact business in each of the jurisdictions listed on Schedule A
                                                                      ----------
attached hereto. The Company has all requisite corporate power and authority to carry on its business and to own and use the properties owned and used by it.

     2. The authorized capital stock of the Company consists of 5,000 shares of Common Stock, no par value per share. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, are held of record by the Company Stockholder, and free of all preemptive rights. Except as set forth on the Disclosure Schedule, to our knowledge, there are no outstanding or authorized (i) options, warrants, rights, contracts, calls,

Renaissance Solutions, Inc.
Artist Acquisition Corp.
December 31, 1996
Page 5

puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, (ii) stock appreciation, phantom stock or similar rights with respect to the Company, or (iii) agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act of any shares of capital stock of the Company.

     3. The Company has all requisite corporate power and authority to execute and deliver the Merger Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (other than Section 6 of the Registration Rights Agreement, as to which we express no opinion).

     4. Each of the Documents has been duly and validly executed and delivered by the Company Stockholder and constitutes a valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with its terms (other than Section 6 of the Registration Rights Agreement, as to which we express no opinion).

     5. Except as set forth in the Disclosure Schedule, neither the execution and delivery by the Company or the Company Stockholder of the Merger Agreement or (in the case of the Company Stockholder) the Escrow Agreement and the Registration Rights Agreement, nor the consummation by the Company or the Company Stockholder of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Company Charter or the Company By-laws, (ii) requires on the part of the Company, any Subsidiary or the Company Stockholder any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement or instrument listed in the Disclosure Schedule, (iv) to our knowledge, results in the imposition of any Security Interest upon any assets of

Renaissance Solutions, Inc.
Artist Acquisition Corp.
December 31, 1996
Page 6


the Company, any Subsidiary or Company Stockholder, or (v) violates any statute, rule or regulation, or any order, writ, injunction or decree known to us that is specifically applicable to the Company, any Subsidiary, the Company Stockholder or any of their respective properties or assets.

     6. Except as set forth in the Disclosure Schedule, to our knowledge, neither the Company nor any Subsidiary (i) is subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) is a party or is threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any Federal, state, local or foreign jurisdiction or before any arbitrator.

     7. All authorizations, consents and approvals of all Federal and state governmental agencies and authorities required in order to permit consummation by the Company and the Company Stockholder of the transactions contemplated by the Merger Agreement have been obtained.

     8. To our knowledge, there are no affiliates (as defined under Rule 144 promulgated under the Securities Act) of the Company other than the Company Stockholder.

     This opinion is intended solely for your benefit and may not be relied upon by any other person, firm or entity without our prior written consent. This opinion may not be copied, used, quoted, disseminated or circulated in whole or in part. We hereby expressly disclaim any duty to update any statement or opinion made herein.

                              Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP

                                   SCHEDULE A


                   International Systems Services Corporation
                   ------------------------------------------
                          (a Connecticut corporation)

                                              Date of Certificate
Certificate of Good Standing    Jurisdiction  of Public Official
------------------------------  ------------  -------------------
Corporate                       Connecticut              12/16/96
Tax                             Connecticut              12/19/96

                     Jurisdictions of Foreign Qualification
                     --------------------------------------

                                                      Date of Certificate
Certificate of Good Standing        Jurisdiction      of Public Official
------------------------------  --------------------  -------------------
Corporate                       California                       12/13/96
                                Massachusetts                    12/13/96
Tax                             California                       12/17/96
Certificate of Authority        District of Columbia             12/20/96


                                                                       EXHIBIT F

                             AFFILIATE'S AGREEMENT


                               December 31, 1996

Renaissance Solutions, Inc.
Lincoln North
55 Old Bedford Road
Lincoln, MA 01773

Dear Sirs:

     An Agreement and Plan of Merger dated as of December 31, 1996 (the "Agreement") has been entered into by and among Renaissance Solutions, Inc. (the "Buyer"), Artist Acquisition Corp. (the "Transitory Subsidiary"), International Systems Services Corporation (the "Company") and Mr. O. Bruce Gupton. The Agreement provides for the merger of the Transitory Subsidiary with and into the Company (the "Merger"). In accordance with the Agreement, the Company Shares (as defined in this Agreement) shall be converted into shares of common stock, $.0001 per value per share, of the Buyer (the "Buyer Common Stock"), as described in the Agreement.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

     1.   Pooling Requirements.

     (a) The undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any Buyer Common Stock issued to the undersigned pursuant to the Merger, or any Buyer Common Stock issued to the undersigned upon exercise of any employee stock options or warrants, until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Company and the Buyer.

     (b) For a period commencing 30 days prior to the Effective Time of the Merger and ending on the earlier of the Effective Time of the Merger or the termination of the Agreement, the undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any shares of Company Shares presently owned or subsequently acquired by the undersigned.

     2. Rule 145. The undersigned will not offer, sell, pledge, transfer or otherwise dispose of any of the shares of Buyer Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provision of Rule 145 under the Securities Act of 1933 (the "Securities Act"), (ii) the undersigned shall have furnished to the Buyer an opinion of counsel, satisfactory to the Buyer, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or the disposition, or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act.

     3. Legend. The undersigned understands that all certificates representing the Buyer Common Stock deliverable to the undersigned pursuant to the Merger shall, until the occurrence of one of the events referred to in
Section 2 above, bear a legend substantially as follows:

     "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliates Agreement dated as of December 31, 1996 between the holder of this certificate and Renaissance Solutions, Inc., a copy of which Agreement may be inspected by the holder of the certificate at Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts or furnished by Renaissance Solutions, Inc. to the holder of this certificate upon written request and without charge."

     The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend.

     4. Tax Matters. The undersigned has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, as "Sale") with respect to more than 50% of the shares by Buyer Common Stock to be acquired by the undersigned upon consummation of the Merger. The undersigned is not aware of, or participating in, any present plan or intention (a "Plan") on the part of Company Stockholder to engage in Sales of shares by Buyer Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all outstanding Company Shares immediately prior to the Merger. For purposes of the preceding sentence, Company Shares (i) which are exchanged for cash in lieu of fractional shares of Buyer Common Stock or (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction (as defined below), shall be considered to be Company Shares that are exchanged for Buyer Common Stock in the Merger and then disposed of pursuant to a Plan. A Sale of Buyer Common Stock shall be considered to have occurred pursuant to a Plan if, among other things, such

Sale occurs in a Related Transaction. For purposes of this Section, a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Agreement. If any of the undersigned's representations in this section cease to be true at any time prior to the Effective Time of the Merger, the undersigned will deliver to each of the Buyer and the Company, prior to the Effective Time of the Merger, a written statement to that effect, signed by the undersigned.

     5.   Miscellaneous.

          (a) This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Buyer.

                                    Very truly yours,



                                    O. Bruce Gupton


ACCEPTED:

RENAISSANCE SOLUTIONS, INC.


By:    ____________________________________

Title: ____________________________________

Date:  ____________________________________

                                                           EXHIBIT G

                    RETENTION AND NON-COMPETITION AGREEMENT

     THIS RETENTION AND NON-COMPETITION AGREEMENT (the "Agreement"), made this _____ day of _______, 199_ is entered into by Renaissance Solutions, Inc., a Delaware corporation with its principal place of business at Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts (the "Company"), and the individual whose signature is set forth below (the "Employee").

     Whereas, pursuant to an Agreement and Plan of Merger, dated as of December 31, 1996, by and among the Company, International Systems Services Corporation ("ISS"), Artist Acquisition Corp., a wholly-owned subsidiary of the Company (the "Sub"), and O. Bruce Gupton (the "Merger Agreement"), Sub was merged with and into ISS, with ISS surviving such merger as a wholly-owned subsidiary of the Company (the "Merger"); and

     Whereas, the Employee, at the time of the Merger, was an employee of ISS;
and

     Whereas, in connection with the Merger, ISS terminated its Long Term Incentive Plan (the "LTIP"), in which the Employee was a participant; and

     Whereas, after the Merger the Company desires that the Employee continue to be employed by ISS and the Employee desires such employment, subject to and in accordance with the terms set forth in this Agreement.

     Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.   Satisfaction of LTIP Obligations.  The Employee hereby acknowledges
          --------------------------------
receipt of a payment from the Company in the amount set forth in paragraph (a) of Exhibit A hereto in full satisfaction of ISS's obligations to the Employee
   ---------
under the LTIP. The Employee hereby agrees and acknowledges that the LTIP was terminated as of the Effective Date, as such term is defined in the Merger Agreement, and releases the Company and ISS from any further responsibility or obligation thereunder.

     2.   Annual Retention Bonus.  In consideration of the agreements of the
          ----------------------
Employee set forth in Sections 3 and 4 below, the Company agrees to pay the Employee the sum set forth in paragraph (b) of Exhibit A hereto on each of the
                                               ---------
first, second and third anniversaries of the Effective Date (each, a "Payment Date"), provided that the Employee has been continuously employed by the Company, or any subsidiary of the Company (whether existing now or hereafter acquired or established) (a "Subsidiary"), during the period commencing on the Effective Date and ending on each Payment Date. In the event that the Employee's employment by the Company or any Subsidiary of the Company is terminated or ceases, for any reason, prior to any such Payment Date, the Employee shall not be entitled to any bonus under this Section 2 payable on any Payment Date subsequent to the date of the termination or cessation of the Employee's employment.

     3.   Non-Solicitation of Customers.
          -----------------------------

          (a) While the Employee is employed by the Company and for a period of two years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contracted, solicited or served by the Employee while employed by the Company.

          (b) For the purposes of this Section 3, the term "Company" shall include any Subsidiary of the Company.

     4.   Non-Solicitation of Employees.
          -----------------------------

          (a) While the Employee is employed by the Company and for a period of two years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company.

          (b) For the purposes of this Section 4, the term "Company" shall include any Subsidiary of the Company.

     5.   Interpretation.  If any restriction set forth in Sections 3 or 4 is
          --------------
found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     6.   Equitable Remedies.  The restrictions contained in Sections 3 and 4
          ------------------
are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Sections 3 and 4 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7.   No Employment Contract.  The Employee acknowledges that this Agreement
          ----------------------
does not constitute a contract of employment and does not imply that the Company will continue his or her employment for any period of time.

     8.   Proprietary Information and Developments.  Concurrently with the
          ----------------------------------------
execution of this Agreement, the Employee shall enter into an Invention and Non-disclosure Agreement, a copy of which is attached hereto as Exhibit A (the "Non-
                                                            ------- -
disclosure Agreement").

     9.   Entire Agreement.  This Agreement, together with the Non-disclosure
          ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     10.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all of the parties hereto.

     11.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     12.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     13.  Severability.  The invalidly or unenforceability of any provision of
          ------------
this Agreement shall not affect the validly or enforceability of any other provision of this Agreement.

     14.  Miscellaneous.
          -------------

          (a) No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          (c) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              RENAISSANCE SOLUTIONS, INC.



                              By:________________________________
                              Name:
                              Title:


                              EMPLOYEE


                              ___________________________________

                                   EXHIBIT A


(a)  LTIP Payment:  $________


(b)  Retention Bonus at start of year two:  $________

     Retention Bonus at start of year three:  $________

     Retention Bonus at start of year four:  $________

                                                                       EXHIBIT H

                           [HALE AND DORR LETTERHEAD]

                               December 31, 1996


Mr. O. Bruce Gupton
c/o International Systems Services Corporation
100 First Stamford Place
Stamford, CT  06902-6746

Dear Mr. Gupton:

     This opinion is furnished to you pursuant to Section 6.2(f) of the Agreement and Plan of Merger dated as of December 31, 1996 (the "Merger Agreement"), among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), Artist Acquisition Corp., a Connecticut corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), International Systems Services Corporation, a Connecticut corporation (the "Company"), and you. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

     We have acted as counsel to the Buyer and the Transitory Subsidiary in connection with the Merger and the preparation of the related Certificate of Merger to be filed with the Secretary of State of Connecticut. As such counsel, we have assisted in the preparation of the Merger Agreement, the Escrow Agreement and the Registration Rights Agreement (collectively, the "Documents").

     In connection with this opinion, we have also examined and are familiar with and have relied upon the following documents:

     (a) The Amended and Restated Certificate of Incorporation of the Buyer (the "Buyer Charter");

     (b) The Amended and Restated By-laws of the Buyer (the "Buyer By-laws");

     (c) The Certificate of Incorporation of the Transitory Subsidiary (the "Transitory Subsidiary Charter");

     (d) The By-laws of the Transitory Subsidiary (the "Transitory Subsidiary By-laws");

 Mr. O. Bruce Gupton
 December 31, 1996
 Page 2

     (e) A Certificate of the Secretary of State of Delaware, dated as of a recent date, certifying as to the legal existence and good standing of the Buyer in Delaware (the "Buyer Good Standing Certificate");

     (f) A Certificate of the Secretary of State of Connecticut, dated as of a recent date, certifying as to the legal existence of the Transitory Subsidiary in Connecticut (the "Transitory Subsidiary Legal Existence Certificate");

     (g) A certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;

     (h) A certificate of the Secretary of the Transitory Subsidiary attesting to the incumbency of the Transitory Subsidiary's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;

     (i) Resolutions of the Board of Directors and stockholders of the Buyer approving the Merger and authorizing, among other things, the execution, delivery and performance by the Buyer of the Merger Agreement and related documents;

     (j) Resolutions of the Board of Directors and sole stockholder of the Transitory Subsidiary approving the Merger and authorizing, among other things, the execution, delivery and performance by the Transitory Subsidiary of the Merger Agreement and related documents;

     (k)  The Merger Agreement;

     (l)  The Certificate of Merger;

     (m)  The Escrow Agreement;

     (n) The Registration Rights Agreement;

     (o) The closing certificate of the Buyer and the Transitory Subsidiary described in Section 6.2(e) of the Merger Agreement; and

Mr. O. Bruce Gupton
December 31, 1996
Page 3

     (p) Such other documents, opinions, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Buyer and the Transitory Subsidiary) as we have considered necessary for purposes of this opinion.

     In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Documents accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understandings exist between the parties with respect to the Documents.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Buyer and the Transitory Subsidiary, we have relied upon certificates of officers of the Buyer and the Transitory Subsidiary, copies of which have previously been provided to your counsel. We have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such certificates.

     Any reference herein to "the best of our knowledge," "our knowledge" or to any matter "known to us," "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Documents) of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Buyer or the Transitory Subsidiary.

     Without limiting the foregoing, with respect to our opinion in paragraph 4 below, we have not conducted a search of any computer or electronic databases, or of the dockets of any court or administrative or other regulatory agency.

     For purposes of this opinion, we have assumed that the Documents have been duly authorized, executed and delivered by each of the signatories thereto other than the Buyer and the Transitory Subsidiary, as the case may be, that the signatories thereto other than the Buyer and the Transitory Subsidiary, as the case may be, have

Mr. O. Bruce Gupton
December 31, 1996
Page 4

the legal capacity and all requisite power and authority to effect the transactions contemplated by the Documents and that the Documents are the valid, binding and enforceable obligations of each of the signatories thereto other than the Buyer and the Transitory Subsidiary, as the case may be, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any federal, state or local law or regulation relating to the power, authority or competence of any party to the Documents other than the Buyer and the Transitory Subsidiary.

     Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, legal existence and good standing of the Buyer and the due organization and legal existence of the Transitory Subsidiary, are based solely on the Buyer Good Standing Certificate and the Transitory Subsidiary Legal Existence Certificate, are rendered as of the respective dates thereof, and are limited accordingly. We note, however, that (i) as of the date of the Transitory Subsidiary Legal Existence Certificate the organization and first biennial report for the Transitory Subsidiary had not been filed with the Office of the Secretary of State of the State of Connecticut, and (ii) we have been advised that such report was filed with the Office of the Secretary of State on the date hereof.

     Our opinion in paragraph 2 below as to the number of shares of capital stock of the Buyer outstanding and held in treasury as of December 30, 1996 and the full payment therefor is based solely upon a certificate of the Buyer, a copy of which is attached hereto as Exhibit A, and such opinion is rendered as
                                    ------- -
of December 30, 1996 and limited accordingly.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of any equitable or specific remedy or defense upon any breach of any of the covenants, warranties or other provisions contained in the Documents or any of the other agreements, instruments or documents referred to herein or therein, or of any rights granted pursuant to any of such agreements, instruments or documents, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

Mr. O. Bruce Gupton
December 31, 1996
Page 5

     We express no opinion as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law statute of the State of Delaware and the federal laws of the United States. Accordingly, to the extent that any other laws govern any of the matters as to which we express an opinion below, we have assumed with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. Without limiting the foregoing, we call your attention to the fact that the Transitory Subsidiary is a Connecticut corporation.

     We are expressing no opinion as to compliance by the Buyer with any state or so-called "Blue Sky" securities laws, or with any state or federal antifraud laws, in connection with the issuance of the Merger Shares in the Merger.

     We express no opinion herein as to whether the Merger will qualify for "pooling treatment" in accordance with applicable accounting rules and principles or as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Buyer is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. The Transitory Subsidiary is a corporation duly organized and legally existing under the laws of the State of Connecticut. The Buyer has all requisite corporate power and authority to carry on its business as, to our knowledge, it is now conducted and to own and use its properties (as known to us) in connection therewith.

     2. The authorized capital stock of the Buyer consists of 20,000,000 shares of Common Stock, of which 7,933,594 shares are issued and outstanding and none are held in treasury, and 2,000,000 shares of Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of the Buyer are duly authorized, validly issued, fully paid and nonassessable. All of the Merger Shares will be, when issued in accordance with the Merger Agreement, duly authorized, validly issued, fully paid and nonassessable.

     3. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver the Merger Agreement and (in the case of the Buyer) the Escrow Agreement and the Registration Rights Agreement

MR. O. Bruce Gupton
December 31, 1996
Page 6

and to perform its respective obligations thereunder. The execution and delivery of the Merger Agreement and (in the case of the Buyer) the Escrow Agreement and the Registration Rights Agreement and the performance of the Merger Agreement and (in the case of the Buyer) the Escrow Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. The Merger Agreement and (in the case of the Buyer) the Escrow Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitute valid and binding obligations of the Buyer and the Transitory Subsidiary, enforceable against the Buyer and the Transitory Subsidiary in accordance with their respective terms (other than Section 6 of the Registration Rights Agreement, as to which we express no opinion).

     4. Except as set forth in the Merger Agreement, neither the execution and delivery by the Buyer or the Transitory Subsidiary of the Merger Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Buyer Charter, the Buyer By-laws, the Transitory Subsidiary Charter or the Transitory Subsidiary By-laws, (ii) requires on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement or instrument filed as an Exhibit to the Buyer Reports to which the Buyer is a party, or (iv) violates any statute, rule or regulation, or any order, writ, injunction or decree known to us specifically naming the Buyer or the Transitory Subsidiary or any of their respective properties or assets.

     5. All authorizations, consents and approvals of all Federal and state governmental agencies and authorities required in order to permit consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by the Merger Agreement have been obtained.

     6.   Based in part on the representations of the Company Stockholder in
Article 3 of the Merger Agreement, the offer, issuance and sale of the Merger Shares will be exempt from registration under the Securities Act of 1933, as amended.

Mr. O. Bruce Gupton
December 31, 1996
Page 7

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and upon facts known to us on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is furnished to you pursuant to Section 6.2(f) of the Merger Agreement and may not be relied upon by any other person or entity or for any other purpose without our express prior written consent.

                              Very truly yours,



                              HALE AND DORR

                                                                       EXHIBIT A


                          RENAISSANCE SOLUTIONS, INC.

                            ARTIST ACQUISITION CORP.


                             Officers' Certificate
                             ---------------------


     Each of David A. Lubin, in his capacity as Co-Chairman of Renaissance Solutions, Inc., a Delaware corporation (the "Company") and President of Artist Acquisition Corp., a Connecticut corporation (the "Transitory Subsidiary") and George A. McMillan, in his capacity as Vice President, Chief Financial Officer and Chief Operating Officer of the Company and Treasurer of the Transitory Subsidiary, hereby certifies to Hale and Dorr on behalf of the Company and the Transitory Subsidiary that:

     1. The Company's issued and outstanding capital stock as of the close of business on December 30, 1996 consisted of 7,933,594 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of which no shares were held in the treasury of the Company.

     2. All shares of Common Stock of the Company, other than shares of capital stock issued in connection with splits of the outstanding capital stock or recapitalizations or as dividends, issued by the Company to date were issued originally for consideration of money paid or tangible or intangible property received or services rendered or a combination thereof, as approved or ratified by the Board of Directors of the Company in authorizing such issuances, and such authorized consideration was in each case received by the Company.

     3. All shares of capital stock of the Transitory Subsidiary issued by the Transitory Subsidiary to date were issued originally for consideration of money paid or tangible or intangible property received or services rendered or a combination thereof, as approved or ratified by the Board of Directors of the Transitory Subsidiary in authorizing such issuances and such authorized consideration was in each case received by the Transitory Subsidiary.

     4. The Company owns of record and beneficially all of the outstanding shares of capital stock of the Transitory Subsidiary.

     5. The outstanding shares of capital stock of the Transitory Subsidiary are owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Transitory Subsidiary are outstanding.


     This certificate is given to Hale and Dorr in connection with Hale and Dorr's delivery of certain legal opinions dated as of the date hereof in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of December 31, 1996 between the Company, the Transitory Subsidiary, International Systems Services Corporation and O. Bruce Gupton (the "Merger Agreement"). This certificate may be relied upon by Hale and Dorr for purposes of such opinions. All capitalized terms used and not otherwise defined in this certificate shall have the meanings assigned to them in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned have signed their names on this 31st day of December, 1996.

RENAISSANCE SOLUTIONS, INC.                ARTIST ACQUISITION CORP.



_____________________________              ______________________________
David A. Lubin                             David A. Lubin
Co-Chairman                                President



_____________________________              _______________________________
George A. McMillan                         George A. McMillan
Vice President, Chief Financial Officer    Treasurer
   and Chief Operating Officer